As filed with the Securities and Exchange Commission on February 25, 2015

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form S-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

WILLIAMS PARTNERS L.P.

(Exact name of registrant as specified in its charter)

Delaware	20-2485124
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

One Williams Center

Tulsa, Oklahoma 74172-0172

(918) 573-2000

(Address, including zip code, and telephone number, including area code, of registrants’ principal executive offices)

Craig L. Rainey, Esq.

General Counsel

WPZ GP LLC

One Williams Center, Suite 4900

Tulsa, Oklahoma 74172-0172

(918) 573-2000

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Robyn E. Zolman

Gibson, Dunn & Crutcher LLP

1801 California Street, Suite 4200

Denver, CO 80202-2642

(303) 298-5700

Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this registration statement.

If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box:   ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box:  ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.  ☒

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer	☒	Accelerated filer	☐

Non-accelerated filer	☐ (Do not check if a smaller reporting company)	Smaller reporting company	☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered(1)(2)	Proposed Maximum Offering Price per Unit(1)(2)	Proposed Maximum Aggregate Offering Price(1)	Amount of Registration Fee(1)
Common units representing limited partner interests
Debt Securities

(1)	An indeterminate aggregate initial offering price or number of securities of each identified class is being registered as may from time to time be offered at indeterminate prices. Separate consideration may or may not be received for securities that are issuable on exercise, conversion or exchange of other securities. In accordance with Rules 456(b) and 457(r) of the Securities Act of 1933, as amended, the registrant is deferring payment of the registration fee.
(2)	Includes such indeterminate amounts of the securities as may be issued upon exercise, conversion or exchange of, or pursuant to anti-dilution adjustments with respect to, any securities that provide for that issuance or adjustment. Separate consideration may or may not be received for any of these securities.

PROSPECTUS

WILLIAMS PARTNERS L.P.

COMMON UNITS REPRESENTING LIMITED PARTNER INTERESTS

DEBT SECURITIES

We or selling securityholders may from time to time offer and sell the common units representing limited partner interests in Williams Partners L.P. described in this prospectus. We may from time to time offer and sell the debt securities of Williams Partners L.P. described in this prospectus in one or more classes or series. We or selling securityholders may offer and sell these securities at prices and on terms to be determined by market conditions at the time of our offerings. This prospectus describes some of the general terms that may apply to these securities and the general manner in which they may be offered. Each time we or selling securityholders sell securities pursuant to this prospectus, we will provide a supplement to this prospectus that contains specific information about the offering and the specific terms of the securities offered. You should read this prospectus and the applicable prospectus supplement and the documents incorporated by reference herein and therein carefully before you invest in our securities. You should also read the documents we have referred you to in the “Where You Can Find More Information” section of this prospectus for information about us, including our financial statements.

Our common units are listed for trading on the New York Stock Exchange under the ticker symbol “WPZ.” We will provide information in the applicable prospectus supplement with respect to the trading market, if any, for any debt securities we may offer.

We or selling securityholders will sell the securities being offered hereby through underwriters on a firm commitment basis.

This prospectus may not be used to consummate sales of our securities unless it is accompanied by a prospectus supplement relating to such securities.

You should rely only on the information incorporated by reference or provided in this prospectus or the applicable prospectus supplement. We have not authorized anyone else to provide you with different information or to make additional representations. We are not making an offer to sell or soliciting an offer to buy any securities other than the securities described in this prospectus and the applicable prospectus supplement. We are not making an offer to sell or soliciting an offer to buy any of these securities in any state or jurisdiction where the offer is not permitted or in any circumstances in which such offer or solicitation is unlawful. You should not assume that the information contained or incorporated by reference in this prospectus or the applicable prospectus supplement is accurate as of any date other than the date on the front of those documents.

Investing in our common units and debt securities involves a high degree of risk. Limited partnerships are inherently different from corporations. Please read the “Risk Factors” referred to on page 4 of this prospectus, and contained in the applicable prospectus supplement and in the documents incorporated by reference herein and therein before you make any investment in our securities.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is February 25, 2015

1

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement on Form S-3 we filed with the Securities and Exchange Commission (“SEC”) using a “shelf” registration process. Under this shelf registration process, we or selling securityholders may, over time, offer and sell in one or more offerings in any combination, an unlimited number and amount of the common units of Williams Partners L.P. described in this prospectus. We may also from time to time offer and sell the debt securities of Williams Partners L.P. described in this prospectus in one or more classes or series.

Each time we or selling securityholders sell common units or debt securities with this prospectus, we will describe in a prospectus supplement, which will be delivered with this prospectus, specific information about the offering and the terms of the particular securities offered. The prospectus supplement also may add to, update, or change the information contained in this prospectus. If there is any inconsistency between the information contained in this prospectus and any information incorporated by reference herein, on the one hand, and the information contained in the applicable prospectus supplement or incorporated by reference therein, on the other hand, you should rely on the information in the applicable prospectus supplement or incorporated by reference therein.

Wherever references are made in this prospectus to information that will be included in a prospectus supplement, to the extent permitted by applicable law, rules, or regulations, we may instead include such information or add, update, or change the information contained in this prospectus by means of a post-effective amendment to the registration statement of which this prospectus is a part through filings we make with the SEC that are incorporated by reference into this prospectus or by any other method as may then be permitted under applicable law, rules, or regulations.

Statements made in this prospectus, in any prospectus supplement or in any document incorporated by reference in this prospectus or any prospectus supplement as to the contents of any contract or other document are not necessarily complete. In each instance we refer you to the copy of the contract or other document filed as an exhibit to the registration statement of which this prospectus is a part, or as an exhibit to the documents incorporated by reference. You may obtain copies of those documents as described in this prospectus under “Where You Can Find More Information.”

Neither the delivery of this prospectus nor any sale made under it implies that there has been no change in our affairs or that the information in this prospectus is correct as of any date after the date of this prospectus. You should not assume that the information in this prospectus, including any information incorporated in this prospectus by reference, the accompanying prospectus supplement or any free writing prospectus prepared by us, is accurate as of any date other than the date on the front of those documents. Our business, financial condition, results of operations and prospects may have changed since that date.

You should rely only on the information contained in or incorporated by reference in this prospectus or a prospectus supplement. We have not authorized anyone to provide you with different information. Neither we nor any selling securityholder named in a prospectus supplement is making an offer to sell securities in any jurisdiction where the offer or sale of such securities is not permitted.

Unless the context clearly indicates otherwise, references in this prospectus to “we,” “our,” “us,” “the Company” or like terms refer to Williams Partners L.P. and its subsidiaries. Unless the context clearly indicates otherwise, references to “we,” “our,” “us” or like terms include the operations of entities in which we do not own a 100 percent ownership interest, including principally Discovery Producer Services LLC, Gulfstream Natural Gas System, L.L.C., Laurel Mountain Midstream, LLC, Aux Sable Liquid Products L.P., Caiman Energy II, LLC, Overland Pass Pipeline Company LLC and Utica East Ohio Midstream LLC, in which we own interests accounted for as equity investments that are not consolidated in our financial statements. When we refer to our equity investees by name, we are referring exclusively to their businesses and operations. Unless the context clearly indicates otherwise, references in this prospectus to “Williams” refer to The Williams Companies, Inc.

ABOUT WILLIAMS PARTNERS L.P.

We are a publicly traded Delaware limited partnership formed in 2010. We are an energy infrastructure master limited partnership focused on connecting North America’s significant hydrocarbon resource plays to growing markets for natural gas, natural gas liquids and olefins through our gas pipeline and midstream businesses.

Our principal executive offices are located at One Williams Center, Tulsa, Oklahoma 74172-0172, and our phone number is 918-573-2000.

WHERE YOU CAN FIND MORE INFORMATION

We are subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and file reports and other information with the SEC. These reports include, among other disclosures, detailed information on any transactions we may engage in with our general partner and its affiliates, and on fees, commissions, compensation and other benefits paid or accrued to our general partner and its affiliates. The public may read and copy any reports or other information that we file with the SEC at the SEC’s public reference room, 100 F Street NE, Washington, D.C. 20549-2521. The public may obtain information on the operation of the public reference room by calling the SEC at 1-800-SEC-0330. The SEC maintains an Internet site that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the SEC, including us. The address of the site is http://www.sec.gov. Unless specifically listed under “Incorporation by Reference” below, the information contained on the SEC website is not intended to be incorporated by reference in this prospectus and you should not consider that information a part of this prospectus.

Our SEC filings can also be inspected and copied at the offices of the New York Stock Exchange, 20 Broad Street, New York, New York 10005. We will also provide to each person, including any beneficial owners, to whom this prospectus is delivered, at no cost upon written or oral request, a copy of any or all documents incorporated by reference into this prospectus but not delivered with this prospectus and the applicable prospectus supplement, including exhibits that are specifically incorporated by reference into such documents. You may request copies of these filings from us by mail at the following address, or by telephone at the following telephone number:

Williams Partners L.P.

Investor Relations

One Williams Center

Tulsa, Oklahoma 74172-0172

Telephone Number: (800) 600-3782

You may also inspect our SEC reports on our website at http://investor.williams.com/williams-partners-lp. We make available free of charge on or through our website our Annual Report on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K and amendments to those reports filed or furnished pursuant to Section 13(a) or 15(d) of the Exchange Act, as soon as reasonably practicable after we electronically file such material with, or furnish it to, the SEC. Information contained on our website is not intended to be incorporated by reference in this prospectus, and you should not consider that information a part of this prospectus.

INCORPORATION BY REFERENCE

We are incorporating by reference into this prospectus information that has been previously filed with the SEC, which means we are disclosing important information to you without actually including the specific information in this prospectus by referring you to other documents filed separately with the SEC. The information incorporated by reference is considered part of this prospectus, unless we update or supersede that information by the information contained in this prospectus or the information we file subsequently that is incorporated by reference into this prospectus or the applicable prospectus supplement. Information that we later provide to the SEC, and which is deemed to be “filed” with the SEC, automatically will update information previously filed with the SEC, and may replace information in this prospectus.

We are incorporating by reference in this prospectus the following documents that have been previously filed with the SEC:

•	Our Annual Report on Form 10-K (File No. 1-34831) for the year ended December 31, 2014, as filed with the SEC on February 25, 2015, provided, however, that Items 7 and 7A of the Form 10-K and Exhibit 12 thereto, which were subsequently filed in our Current Report on Form 8-K filed on February 25, 2015, are not incorporated herein;

•	Our Current Reports on Form 8-K (File No. 1-34831) filed with the SEC on February 3, 2015 and February 25, 2015 (excluding for all such Current Reports the information, if any, furnished under Item 7.01 thereof and corresponding information furnished under Item 9.01 or included as an exhibit thereto); and

•	The description of our common units contained in our Registration Statement on Form 8-A (File No. 1-34831) as filed with the SEC on July 26, 2010 and any subsequent amendment thereto filed for the purpose of updating such description.

These reports contain important information about us, our financial condition and our results of operations.

All documents that we file with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this prospectus and prior to the termination of all offerings made pursuant to this prospectus and the applicable prospectus supplement also will be deemed to be incorporated herein by reference. Nothing in this prospectus shall be deemed to incorporate information furnished to but not filed with the SEC, including pursuant to Item 2.02 or Item 7.01 of Form 8-K (or corresponding information furnished under Item 9.01 or included as an exhibit).

RISK FACTORS

Limited partner interests are inherently different from the capital stock of a corporation, although many of the business risks to which we are subject are similar to those that would be faced by a corporation engaged in a similar business. Before you invest in our securities, you should carefully consider those risk factors included in our most-recent Annual Report on Form 10-K, as supplemented by our Quarterly Reports on Form 10-Q, that are incorporated herein by reference and those that may be included in the applicable prospectus supplement, together with all of the other information included in this prospectus, the applicable prospectus supplement and the documents we incorporate by reference in evaluating an investment in our securities.

If any of the risks discussed in the foregoing documents were actually to occur, our business, financial condition, results of operations or cash flow could be materially adversely affected. In that case, our ability to make distributions to holders of our common units or pay interest on, or the principal of, any debt securities may be reduced, the trading price of our securities could decline and you could lose all or part of your investment.

FORWARD-LOOKING STATEMENTS

The information contained or incorporated by reference in this prospectus includes “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the Exchange Act. These forward-looking statements relate to anticipated financial performance, management’s plans and objectives for future operations, business prospects, outcome of regulatory proceedings, market conditions and other matters.

All statements, other than statements of historical facts, included in this prospectus that address activities, events or developments that we expect, believe or anticipate will exist or may occur in the future, are forward-looking statements. Forward-looking statements can be identified by various forms of words such as “anticipates,” “believes,” “seeks,” “could,” “may,” “should,” “continues,” “estimates,” “expects,” “forecasts,” “intends,” “might,” “goals,” “objectives,” “targets,” “planned,” “potential,” “projects,” “scheduled,” “will,” “assumes,” “guidance,” “outlook,” “in service date,” or other similar expressions. These forward-looking statements, as of the day they were made, were based on management’s beliefs and assumptions and on information available to management and include, among others, statements regarding:

•	the levels of cash distributions to unitholders;

•	our and Williams’ future credit ratings;

•	amounts and nature of future capital expenditures;

•	expansion and growth of our business and operations;

•	financial condition and liquidity;

•	business strategy;

•	cash flow from operations or results of operations;

•	seasonality of certain business components;

•	natural gas, natural gas liquids and olefins prices, supply and demand; and

•	demand for our services.

Forward-looking statements are based on numerous assumptions, uncertainties, and risks that could cause future events or results to be materially different from those stated or implied in this prospectus or in the documents incorporated herein by reference. Limited partner units are inherently different from the capital stock of a corporation, although many of the business risks to which we are subject are similar to those that would be faced by a corporation engaged in a similar business. You should carefully consider the risk factors listed below and described in more detail in the documents that are incorporated by reference herein, including Item 1A of Part I, “Risk Factors,” of our most-recent annual report on Form 10-K, as supplemented by our quarterly reports on Form 10-Q, in addition to the other information in this prospectus. If any of such risks were actually to occur, our business, results of operations and financial condition could be materially adversely affected. In that case, we might not be able to make payments of principle and interest on our debt securities or pay distributions on our common units, and the trading price of our debt securities and common units could decline and holders could lose all or part of their investment. Many of the factors that will determine these results are beyond our ability to control or predict. Specific factors that could cause actual results to differ from results contemplated by the forward-looking statements include, among others, the following:

•	whether we have sufficient cash from operations to enable us to pay current and expected levels of cash distributions, if any, following establishment of cash reserves and payment of fees and expenses, including payments to our general partner;

•	availability of supplies, market demand, and volatility of prices;

•	inflation, interest rates and general economic conditions (including future disruptions and volatility in the global credit markets and the impact of these events on our customers and suppliers);

•	the strength and financial resources of our competitors and the effects of competition;

•	whether we are able to successfully identify, evaluate and execute investment opportunities;

•	the ability to acquire new businesses and assets and successfully integrate those operations and assets into our existing businesses, as well as successfully expand our facilities;

•	development of alternative energy sources;

•	the impact of operational and development hazards and unforeseen interruptions;

•	our ability to recover expected insurance proceeds related to the Geismar plant;

•	costs of, changes in, or the results of laws, government regulations (including safety and environmental regulations), environmental liabilities, litigation and rate proceedings;

•	our allocated costs for defined benefit pension plans and other postretirement benefit plans sponsored by our affiliates;

•	changes in maintenance and construction costs;

•	changes in the current geopolitical situation;

•	our exposure to the credit risks of our customers and counterparties;

•	risks related to financing, including restrictions stemming from our debt agreements, future changes in our credit ratings and the availability and cost of capital;

•	the amount of cash distributions from and capital requirements of our investments and joint ventures in which we participate;

•	risks associated with weather and natural phenomena, including climate conditions;

•	acts of terrorism, including cybersecurity threats and related disruptions; and

•	additional risks described in our filings with the SEC.

Given the uncertainties and risk factors that could cause our actual results to differ materially from those contained in any forward-looking statement, we caution investors not to unduly rely on our forward-looking statements. We disclaim any obligations to and do not intend to update the above list or to announce publicly the result of any revisions to any of the forward-looking statements to reflect future events or developments.

In addition to causing our actual results to differ, the factors listed above and described in the documents incorporated by reference herein may cause our intentions to change from those statements of intention set forth in or incorporated into this prospectus. Such changes in our intentions may also cause our results to differ. We may change our intentions, at any time and without notice, based upon changes in such factors, our assumptions, or otherwise.

Because forward-looking statements involve risks and uncertainties, we caution that there are important factors, in addition to those listed above and described in the documents incorporated by reference herein, that may cause actual results to differ materially from those contained in the forward-looking statements. Additional information about risks and uncertainties that could cause actual results to differ materially from forward-looking statements is contained in the documents incorporated by reference herein, and may be included in the applicable prospectus supplement. The forward-looking statements included in this prospectus, the applicable prospectus supplement and the documents incorporated herein and therein by reference are only made as of the date of such document and, except as required by securities laws, we undertake no obligation to publicly update forward-looking statements to reflect subsequent events or circumstances.

USE OF PROCEEDS

Unless we specify otherwise in a prospectus supplement, we intend to use the net proceeds (after the payment of any offering expenses and underwriting discounts and commissions) from any sale of securities described in this prospectus for general partnership purposes, which may include, among other things:

•	paying or refinancing all or a portion of our indebtedness outstanding at the time; and

•	funding working capital, capital expenditures or acquisitions (which may consist of acquisitions of discrete assets or businesses).

The actual application of proceeds from the sale of any particular offering of securities using this prospectus will be described in the applicable prospectus supplement relating to such offering. The precise amount and timing of the application of these proceeds will depend upon our funding requirements and the availability and cost of other funds.

Unless otherwise specified in the applicable prospectus supplement, we will not receive any proceeds from the sale of securities by selling securityholders.

RATIO OF EARNINGS TO FIXED CHARGES

The ratio of earnings to fixed charges for Williams Partners L.P. for each of the periods indicated is as follows:

	Years Ended December 31,
	2014	2013	2012	2011	2010
Ratio of Earnings to Fixed Charges	2.87	3.27	3.85	4.70	4.09

For purposes of computing the ratio of earnings to fixed charges, “earnings” is the aggregate of the following items: pre-tax income or loss before income or loss from equity investees; plus fixed charges; plus distributed income of equity investees; and less capitalized interest. The term “fixed charges” means the sum of the following: interest accrued and an estimate of the interest within rental expense.

DESCRIPTION OF THE DEBT SECURITIES

The following sets forth certain general terms and provisions of the base indenture under which the debt securities are to be issued, unless otherwise specified in a prospectus supplement. The particular terms of the debt securities to be sold will be set forth in a prospectus supplement relating to such debt securities.

As used in this description, the words, “we,” “us” and “our” refer to Williams Partners L.P. and not to any of its subsidiaries or affiliates.

The debt securities will represent our unsecured general obligations, unless otherwise provided in the applicable prospectus supplement. As indicated in the applicable prospectus supplement, the debt securities will either be senior debt securities or subordinated debt securities and, if applicable, will be the general obligations of any of our subsidiaries that guarantee such debt securities. Unless otherwise specified in the applicable prospectus supplement, the debt securities will be issued under an indenture, dated as of November 9, 2010 (the “indenture”), between the Company and The Bank of New York Mellon Trust Company, N.A., as trustee (the “trustee”), as amended and supplemented from time to time. The terms of each series of securities issued pursuant to the indenture will be established by a supplemental indenture or officer’s certificate relating to such series.

The following summary of certain provisions of the indenture does not purport to be complete and is subject to, and qualified in its entirety by, reference to all the provisions of the indenture, including the definitions therein of certain terms. Wherever particular sections or defined terms of the indenture are referred to, it is intended that such sections or defined terms shall be incorporated herein by reference. We urge you to read the indenture filed as an exhibit to the registration statement of which this prospectus is a part because the indenture, as amended or supplemented from time to time, and not this description, governs your rights as a holder of debt securities.

General

The indenture does not limit the amount of debt securities that may be issued thereunder. The applicable prospectus supplement with respect to any debt securities will set forth the terms of the debt securities offered pursuant thereto, including some or all of the following:

•	the title and series of such debt securities;

•	any limit upon the aggregate principal amount of such debt securities of such series;

•	whether such debt securities will be in global or other form;

•	the date or dates on which principal and any premium on such debt securities is payable, or the method or methods by which such date(s) will be determined;

•	the interest rate or rates (or method by which such rate will be determined), if any;

•	the dates on which any such interest will be payable and the method of payment;

•	whether and under what circumstances any additional amounts are payable with respect to such debt securities;

•	the notice, if any, to holders of such debt securities regarding the determination of interest on a floating rate debt security;

•	the basis upon which interest on such debt securities shall be calculated, if other than that of a 360-day year of twelve 30-day months;

•	if in addition to or other than the Borough of Manhattan, City of New York, the place or places where the principal of and premium, interest or additional amounts, if any, on such debt securities will be payable;

•	the terms and conditions upon which such debt securities may be redeemed at our option;

•	any redemption or sinking fund provisions, or the terms of any repurchase at the option of the holder of the debt securities;

•	the denominations of such debt securities, if other than $2,000 and multiples of $1,000 in excess thereof;

•	any rights of the holders of such debt securities to convert the debt securities into other securities or property;

•	the terms, if any, on which payment of principal or any premium, interest or additional amounts on such debt securities will be payable in a currency other than U.S. dollars;

•	the terms, if any, by which the amount of payments of principal or any premium, interest or additional amounts on such debt securities may be determined by reference to an index, formula, financial or economic measure or other methods;

•	if other than the principal amount thereof, the portion of the principal amount of such debt securities that will be payable upon declaration of acceleration of the maturity thereof;

•	any deletions from, modifications of or additions to the events of default or covenants described herein;

•	whether such debt securities will be subject to defeasance or covenant defeasance;

•	the terms, if any, upon which such debt securities are to be issuable upon the exercise of warrants;

•	any trustees other than The Bank of New York Mellon Trust Company, N.A., and any authenticating or paying agents, transfer agents or registrars or any other agents with respect to such debt securities;

•	the terms, if any, on which such debt securities will be subordinate to other debt of ours;

•	whether such debt securities will be guaranteed and the terms thereof;

•	whether such debt securities will be secured by collateral and the terms of such security; and

•	any other specific terms of such debt securities and any other deletions from or additions to or modifications of the indenture with respect to such debt securities.

This description of debt securities will be deemed modified, amended or supplemented by any description of any series of debt securities set forth in a prospectus supplement related to that series.

The prospectus supplement may also describe any material United States federal income tax consequences or other special considerations regarding the applicable series of debt securities, including those relating to:

•	debt securities with respect to which payments of principal, premium or interest are determined with reference to an index or formula, including changes in prices of particular securities, currencies or commodities;

•	debt securities with respect to which principal, premium or interest is payable in a foreign or composite currency;

•	debt securities that are issued at a discount below their stated principal amount, bearing no interest or interest at a rate that at the time of issuance is below market rates; and

•	variable rate debt securities that are exchangeable for fixed rate debt securities.

Debt securities may be presented for exchange, conversion or transfer in the manner, at the places and subject to the restrictions set forth in the indenture, as amended or supplemented, and the applicable prospectus supplement. Such services will be provided without charge, other than any tax or other governmental charge payable in connection therewith, but subject to the limitations provided in the indenture, as amended or supplemented.

The indenture does not contain any covenant or other specific provision affording protection to holders of the debt securities in the event of a highly leveraged transaction or a change in control of the Company, except to the limited extent described below under “— Consolidation, Merger and Sale of Assets” or as provided in any supplemental indenture.

Guarantees

One or more of our subsidiaries may become a guarantor of a particular series of debt securities if and to the extent provided in a supplemental indenture or officer’s certificate relating to such series of debt securities and described in the applicable prospectus supplement. Each of our subsidiaries that becomes a guarantor of the debt securities of such series, and any of our subsidiaries that is a successor thereto, will fully, irrevocably, unconditionally and absolutely guarantee the due and punctual payment of the principal of, and premium, if any, and interest on such debt securities, and all other amounts due and payable under the indenture and such debt securities by us to the trustee and the holders of such debt securities. The terms of any such guarantees may provide for their release upon the occurrence of certain events, such as the debt securities of a series subject to such guarantees achieving an investment grade rating.

Modification and Waiver

The indenture provides we and the trustee may enter into one or more supplemental indentures for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the indenture or of modifying in any manner the rights of the holders of debt securities of a series under the indenture or the debt securities of such series, with the consent of the holders of a majority (or such greater amount as is provided for with respect to such series) in principal amount of the outstanding debt securities of such series, voting as a single class; provided that no such supplemental indenture may, without the consent of the holder of each such debt security affected thereby, among other things:

(a) change the stated maturity of the principal of, or any premium, interest or additional amounts on, such debt securities, or reduce the principal amount thereof, or reduce the rate or extend the time of payment of interest or any additional amounts thereon, or reduce any premium payable on redemption thereof or otherwise, or reduce the amount of the principal of debt securities issued with original issue discount that would be due and payable upon an acceleration of the maturity thereof or the amount thereof provable in bankruptcy, or change the redemption provisions or adversely affect the right of repayment at the option of the holder, or change the place of payment or currency in which the principal of, or any premium, interest or additional amounts with respect to, any debt security is payable, or impair or affect the right of any holder of debt securities to institute suit for the payment after such payment is due;

(b) reduce the percentage of outstanding debt securities of any series, the consent of the holders of which is required for any such supplemental indenture, or the consent of whose holders is required for any waiver or reduce the quorum required for voting;

(c) modify any of the provisions of the sections of the indenture relating to supplemental indentures with the consent of the holders or waivers of past defaults or certain covenants, except to increase any percentage set forth therein or to provide that certain other provisions of the indenture cannot be modified or waived without the consent of each holder affected thereby; or

(d) make any change that adversely affects the right to convert or exchange any security into or for common units or other securities, cash or other property in accordance with the terms of the applicable debt security.

The indenture provides that a supplemental indenture that changes or eliminates any covenant or other provision of the indenture that has expressly been included solely for the benefit of one or more particular series of debt securities, or that modifies the rights of the holders of such series with respect to such covenant or other provision, shall be deemed not to affect the rights under the indenture of the holders of debt securities of any other series.

The indenture provides that we and the applicable trustee may, without the consent of the holders of any series of debt securities issued thereunder, enter into one or more supplemental indentures for any of the following purposes:

(a) to evidence the succession of another person and the assumption by any such successor of our covenants in the indenture and in the debt securities issued thereunder;

(b) to add to our covenants or to surrender any right or power conferred on us pursuant to the indenture;

(c) to establish the form and terms of debt securities issued thereunder;

(d) to evidence and provide for a successor trustee under the indenture with respect to one or more series of debt securities issued thereunder or to provide for or facilitate the administration of the trusts under the indenture by more than one trustee;

(e) to cure any ambiguity, to correct or supplement any provision in the indenture that may be defective or inconsistent with any other provision of the indenture or to make any other provisions with respect to matters or questions arising under such indenture; provided that no such action pursuant to this clause (e) shall adversely affect the interests of the holders of any series of debt securities issued thereunder in any material respect;

(f) to add to, delete from or revise the conditions, limitations and restrictions on the authorized amount, terms or purposes of issue, authentication and delivery of securities under the indenture;

(g) to add any additional events of default with respect to all or any series of debt securities;

(h) to supplement any of the provisions of the indenture as may be necessary to permit or facilitate the defeasance and discharge of any series of debt securities, provided that such action does not adversely affect the interests of any holder of an outstanding debt security of such series or any other security in any material respect;

(i) to make provisions with respect to the conversion or exchange rights of holders of debt securities of any series;

(j) to pledge to the trustee as security for the debt securities of any series any property or assets;

(k) to add guarantees in respect of the debt securities of one or more series;

(l) to change or eliminate any of the provisions of the indenture, provided that any such change or elimination will become effective only when there is no security of any series outstanding created prior to the execution of such supplemental indenture which is entitled to the benefit of such provision;

(m) to provide for certificated securities in addition to or in place of global securities;

(n) to qualify the indenture under the Trust Indenture Act of 1939, as amended;

(o) with respect to the debt securities of any series, to conform the text of the indenture or the debt securities of such series to any provision of the description thereof in our offering memorandum or prospectus relating to the initial offering of such debt securities, to the extent that such provision, in our good faith judgment, was intended to be a verbatim recitation of a provision of the indenture or such securities; or

(p) to make any other change that does not adversely affect the rights of holders of any series of debt securities issued thereunder in any material respect.

Events of Default

Unless otherwise provided in the supplemental indenture or officer’s certificate establishing the terms of any series of debt securities and the prospectus supplement relating to such series, the following will be events of default (each, and “Event of Default”) under the indenture with respect to each series of debt securities issued thereunder:

(a) default for 30 days in the payment when due of interest on, or any additional amount in respect of, any such series of debt securities;

(b) default in the payment of principal or any premium on the debt securities of such series when due;

(c) default in the payment, if any, of any sinking fund installment when and as due by the terms of any debt security of such series, subject to any cure period that may be specified in any debt security of such series;

(d) failure by us for 60 days after written notice is given to us by the applicable trustee upon instruction from holders of at least 25% in principal amount of the then outstanding debt securities of such series to comply with any of the other agreements in the indenture and stating that such notice is a “Notice of Default” under the indenture; provided, that if such failure cannot be remedied within such 60-day period, such period shall be automatically extended by another 60 days so long as (i) such failure is subject to cure and (ii) we are using commercially reasonable efforts to cure such failure; and provided, further, that a failure to comply with any such other agreement in the indenture that results from a change in generally accepted accounting principles shall not be deemed to be an event of default;

(e) certain events of bankruptcy, insolvency or reorganization of us; and

(f) any other event of default provided in a supplemental indenture or officer’s certificate with respect to a particular series of debt securities, provided that any event of default that results from a change in generally accepted accounting principles shall not be deemed to be an event of default.

In case an event of default specified in clause (a) or (b) above shall occur and be continuing with respect to any series of debt securities, holders of at least 25%, and in case an event of default specified in any clause other than clause (a), (b) or (e) above shall occur and be continuing with respect to any series of debt securities, holders of at least a majority, in aggregate principal amount of the debt securities of such series then outstanding may declare the principal (or, in the case of discounted debt securities, the amount specified in the terms thereof) of such series to be due and payable. If an event of default described in clause (e) above shall occur and be continuing then the principal amount (or, in the case of discounted debt securities, the amount specified in the terms thereof) of all the debt securities outstanding shall be and become due and payable immediately, without notice or other action by any holder or the applicable trustee, to the full extent permitted by law. Any past or existing default or event of default with respect to particular series of debt securities under such indenture may be waived by the holders of a majority in aggregate principal amount of the outstanding debt securities of such series, except in each case a continuing default (1) in the payment of the principal of, any premium or interest on, or any additional amounts with respect to, any debt security of such series, or (2) in respect of a covenant or provision which cannot be modified or amended without the consent of each holder affected thereby.

The indenture provides that the applicable trustee may withhold notice to the holders of any default with respect to any series of debt securities (except in payment of principal of or interest or premium on, or additional amounts or a sinking fund payment in respect of, the debt securities) if the applicable trustee considers it in the interest of holders to do so.

The indenture contains a provision entitling the applicable trustee to be indemnified by the holders before proceeding to exercise any trust or power under the indenture at the request of such holders. The indenture provides that the holders of a majority in aggregate principal amount of the then outstanding debt securities of any series may direct the time, method and place of conducting any proceedings for any remedy available to the applicable trustee or of exercising any trust or power conferred upon the applicable trustee with respect to the debt securities of such series; provided, however, that the applicable trustee may decline to follow any such direction if, among other reasons, the applicable trustee determines that the actions or proceedings as directed would be unduly prejudicial to the holders of the debt securities of such series not joining in such direction. The right of a holder to institute a proceeding with respect to a series of debt securities will be subject to certain conditions precedent including, without limitation, that in case of an event of default specified in clause (a), (b) or (e) of the first paragraph above under “— Events of Default,” holders of at least 25%, or in case of an event of default other than specified in clause (a), (b) or (e) of the first paragraph above under “— Events of Default”, holders of at least a majority, in aggregate principal amount of the debt securities of such series then outstanding make a written request upon the applicable trustee to exercise its powers under such indenture, indemnify the applicable trustee and afford the applicable trustee reasonable opportunity to act. Notwithstanding the foregoing, the holder has an absolute right to receipt of the principal of, premium, if any, and interest on and additional amounts with respect to the debt securities when due and to institute suit for the enforcement thereof.

Certain Covenants

Merger, Consolidation or Sale of Assets

The indenture provides that we may not directly or indirectly consolidate with or merge with or into, or sell, assign, transfer, lease, convey or otherwise dispose of all or substantially all of our assets and properties and the assets and properties of our subsidiaries (taken as a whole) in one or more related transactions to another Person, unless:

(1) either: (a) we are the survivor; or (b) the Person formed by or surviving any such consolidation or merger (if other than us) or to which such sale, assignment, transfer, lease, conveyance or other disposition has been made is a Person formed, organized or existing under the laws of the United States, any state of the United States or the District of Columbia;

(2) the Person formed by or surviving any such consolidation or merger (if other than us) or the Person to which such sale, assignment, transfer, lease, conveyance or other disposition has been made expressly assumes by supplemental indenture, in form reasonably satisfactory to the trustee, executed by the successor person and delivered to the trustee, the due and punctual payment of the principal of and any premium and interest on the debt securities and the performance of all of our obligations under the indenture and the debt securities;

(3) we or the Person formed by or surviving any such merger will deliver to the trustee an officer’s certificate and an opinion of counsel, each stating that such consolidation, merger, sale, assignment, transfer, ease, conveyance or other disposition and such supplemental indenture (if any) comply with the indenture and that all conditions precedent in the indenture relating to such transaction have been complied with; and

(4) immediately after giving effect to such transaction, no Event of Default or event which, after notice or lapse of time, or both, would become an Event of Default, shall have occurred and be continuing.

Upon any consolidation by us with or our merger into any other Person or Persons where we are not the survivor or any sale, assignment, transfer, lease, conveyance or other disposition of all or substantially all of our properties and assets and the properties and assets of our subsidiaries (taken as a whole) to any Person or Persons in accordance herewith, the successor Person formed by such consolidation or into which we are merged or to which such sale, assignment, transfer, lease, conveyance or other disposition is made shall succeed to, and be substituted for, and may exercise every right and power of, us under the indenture with the same effect as if such successor Person had been named as the Company therein; and thereafter, except in the case of a lease, the predecessor Person shall be released from all obligations and covenants under the indenture and the debt securities.

As used above, “Person” means any individual, corporation, partnership, joint venture, association, joint-stock company, trust, unincorporated organization, limited liability company or government or any agency or political subdivision thereof.

Although there is a limited body of case law interpreting the phrase “substantially all,” there is no precise established definition of the phrase under applicable law. Accordingly, in certain circumstances there may be a degree of uncertainty as to whether a particular transaction would involve “all or substantially all” of the properties or assets of a Person.

Payment of Principal, any Premium, Interest or Additional Amounts.

The indenture provides that we will duly and punctually pay the principal of, and premium and interest on or any additional amounts payable with respect to, any debt securities of any series in accordance with their terms.

Maintenance of Office or Agency.

The indenture provides that we will be required to maintain an office or agency in each place of payment for each series of debt securities for notice and demand purposes and for the purposes of presenting or surrendering debt securities for payment, registration of transfer or exchange.

Reports.

The indenture provides that we will:

(1) file with the trustee, within 30 days after we have filed the same with the SEC, unless such reports are available on the SEC’s EDGAR filing system (or any successor thereto), copies of the annual reports and of the information, documents, and other reports (or copies of such portions of any of the foregoing as the SEC may from time to time by rules and regulations prescribe) which we may be required to file with the SEC pursuant to Section 13 or Section 15(d) of the Exchange Act; or, if we are not required to file information, documents or reports pursuant to either of said Sections, then we shall file with the trustee and the SEC, in accordance with rules and regulations prescribed from time to time by the SEC, such of the supplementary and periodic information, documents, and reports which may be required pursuant to Section 13 of the Exchange Act in respect of a security listed and registered on a national securities exchange as may be prescribed from time to time in such rules and regulations;

(2) file with the trustee and the SEC, in accordance with rules and regulations prescribed from time to time by the SEC, such additional information, documents and reports with respect to compliance by us with the conditions and covenants of the indenture as may be required from time to time by such rules and regulations; and

(3) transmit within 30 days after the filing thereof with the trustee, in the manner and to the extent provided in Section 313(c) of the Trust Indenture Act, such summaries of any information, documents and reports required to be filed by us pursuant to clauses (1) and (2) of this paragraph as may be required by rules and regulations prescribed from time to time by the SEC.

Additional Covenants.

Any additional covenants with respect to any series of debt securities will be set forth in the supplemental indenture or officer’s certificate and prospectus supplement relating thereto.

Conversion Rights

The terms and conditions, if any, upon which the debt securities of any series are convertible into common units or other securities will be set forth in the applicable supplemental indenture or officer’s certificate and prospectus supplement relating thereto. Such terms will include the conversion price (or manner of calculation thereof), the conversion period, provisions as to whether conversion will be at our option or the option of the holders, the events requiring an adjustment of the conversion price, provisions affecting conversion in the event of redemption of such debt securities and any restrictions on conversion.

Redemption; Repurchase at the Option of the Holder; Sinking Fund

The terms and conditions, if any, upon which (a) the debt securities of any series are redeemable at our option, (b) the holder of debt securities of any series may cause us to repurchase such debt securities or (c) the debt securities of any series are subject to any sinking fund will be set forth in the applicable supplemental indenture or officer’s certificate and prospectus supplement relating thereto.

Repurchases on the Open Market

We or any affiliate of ours may at any time or from time to time repurchase any debt security in the open market or otherwise. Such debt securities may, at our option or the option of our relevant affiliate, be held, resold or surrendered to the trustee for cancellation.

Discharge, Defeasance and Covenant Defeasance

The indenture provides, with respect to each series of debt securities issued thereunder, that we may satisfy and discharge our obligations under the indenture with respect to debt securities of such series if:

(a) (i) all debt securities of such series previously authenticated and delivered, with certain exceptions, have been accepted by the applicable trustee for cancellation; or

(ii) the debt securities of such series have become due and payable, or mature within one year, or all of them are to be called for redemption within one year under arrangements satisfactory to the applicable trustee for giving the notice of redemption and we irrevocably deposit in trust with the applicable trustee, as trust funds solely for the benefit of the holders of such debt securities, for that purpose, money or governmental obligations or a combination thereof sufficient (in the opinion of a nationally recognized independent registered public accounting firm expressed in a written certification thereof delivered to the applicable trustee) to pay the entire indebtedness on the debt securities of such series to maturity or redemption, as the case may be;

(b) we have paid all other sums payable by us under the indenture; and

(c) we deliver to the applicable trustee an officers’ certificate and an opinion of counsel, in each case stating that all conditions precedent provided for in the indenture relating to the satisfaction and discharge of the indenture with respect to the debt securities of such series have been complied with.

Notwithstanding such satisfaction and discharge, our obligations to compensate and indemnify the trustee, to pay additional amounts, if any, in respect of debt securities in certain circumstances and to convert or exchange debt securities pursuant to the terms thereof and our obligations and the obligations of the trustee to hold funds in trust and to apply such funds pursuant to the terms of the indenture, with respect to issuing temporary debt securities, with respect to the registration, transfer and exchange of debt securities, with respect to the replacement of mutilated, destroyed, lost or stolen debt securities and with respect to the maintenance of an office or agency for payment, shall in each case survive such satisfaction and discharge.

Unless inapplicable to debt securities of a series pursuant to the terms thereof, the indenture provides that

(i) we will be deemed to have paid and will be discharged from any and all obligations in respect of the debt securities issued thereunder of any series, and the provisions of such indenture will, except as noted below, no longer be in effect with respect to the debt securities of such series (“defeasance”) and (ii) (1) we may omit to comply with the covenant under “— Consolidation, Merger and Sale of Assets” and any other additional covenants established pursuant to the terms of such series, and such omission shall be deemed not to be an event of default under clause (d) or (f) of the first paragraph of “— Events of Default” and (2) the occurrence of any event described in clause (f) of the first paragraph of “— Events of Default” shall not be deemed to be an event of default, in each case with respect to the outstanding debt securities of such series

((1) and (2) of this clause (ii), “covenant defeasance”); provided that the following conditions shall have been satisfied with respect to such series:

(a) we have irrevocably deposited in trust with the applicable trustee, as trust funds solely for the benefit of the holders of the debt securities of such series, for that purpose, money or government obligations or a combination thereof sufficient (in the opinion of a nationally recognized independent registered public accounting firm expressed in a written certification thereof delivered to the applicable trustee) without consideration of any reinvestment to pay and discharge the principal of, premium, if any, and accrued interest and additional amounts on the outstanding debt securities of such series to maturity or earlier redemption (irrevocably provided for under arrangements satisfactory to the applicable trustee), as the case may be;

(b) such defeasance or covenant defeasance will not result in a breach or violation of, or constitute a default under, the indenture or any other material agreement or instrument to which we are a party or by which we are bound;

(c) no event of default or event which with notice or lapse of time would become an event of default with respect to such debt securities of such series shall have occurred and be continuing on the date of such deposit;

(d) we shall have delivered to such trustee an opinion of counsel as described in the indenture to the effect that the holders of the debt securities of such series will not recognize income, gain or loss for federal income tax purposes as a result of such defeasance or covenant defeasance and will be subject to federal income tax on the same amount and in the same manner and at the same times as would have been the case if such defeasance or covenant defeasance had not occurred;

(e) we have delivered to the applicable trustee an officers’ certificate and an opinion of counsel, in each case stating that all conditions precedent provided for in the indenture relating to the defeasance contemplated have been complied with;

(f) if the debt securities are to be redeemed prior to their maturity, notice of such redemption shall have been duly given or provision therefor satisfactory to the trustee shall have been made; and

(g) any such defeasance or covenant defeasance shall comply with any additional or substitute terms provided for by the terms of the debt securities of such series.

Notwithstanding a defeasance, among other obligations, our obligations with respect to the following will survive with respect to the debt securities of such series until otherwise terminated or discharged under the terms of the indenture:

(a) the rights of holders of outstanding debt securities of such series to receive payments in respect of the principal of, interest on or premium or additional amounts, if any, payable in respect of, such debt securities when such payments are due from the trust referred in clause (a) in the preceding paragraph and any rights of such holders to convert or exchange such debt securities for other securities or property;

(b) the issuance of temporary debt securities, the registration, transfer and exchange of debt securities, the replacement of mutilated, destroyed, lost or stolen debt securities and the maintenance of an office or agency for payment and holding payments in trust;

(c) the rights, powers, trusts, duties and immunities of the trustee, and our obligations in connection therewith; and

(d) the defeasance or covenant defeasance provisions of the indenture.

Limitation of Liability

Our unitholders, our general partner and its directors, officers and members will not be liable for our obligations under the debt securities, the indenture or the guarantees or for any claim based on, or in respect of, such obligations. By accepting a debt security, each holder of that debt security will have agreed to this provision and waived and released any such liability on the part of our unitholders, our general partner and its directors, officers and members. This waiver and release are part of the consideration for our issuance of the debt securities. It is the view of the SEC that a waiver of liabilities under the federal securities laws is against public policy and unenforceable.

Applicable Law

The indenture provides that the debt securities and the indenture will be governed by and construed in accordance with the laws of the State of New York.

DESCRIPTION OF THE COMMON UNITS

The Units

The common units represent limited partner interests in us. The holders of common units are entitled to participate in partnership distributions and exercise the rights or privileges available to limited partners under our partnership agreement. For a description of the relative rights and preferences of holders of common units in and to partnership distributions, please read this section and “Provisions of Our Partnership Agreement Relating to Cash Distributions.” For a description of the rights and privileges of limited partners under our partnership agreement, including voting rights, please read “The Partnership Agreement.”

Transfer Agent and Registrar

Duties

Computershare Trust Company, N.A. serves as registrar and transfer agent for the common units. We pay all fees charged by the transfer agent for transfers of common units, except the following that must be paid by unitholders:

•	surety bond premiums to replace lost or stolen certificates, taxes and other governmental charges;

•	special charges for services requested by a holder of a common unit; and

•	other similar fees or charges.

There is no charge to unitholders for disbursements of our cash distributions. We will indemnify the transfer agent against all claims and losses that may arise out of all actions of the transfer agent or its agents or subcontractors for their activities in that capacity, except for any liability due to any gross negligence or willful misconduct of the transfer agent or its agents or subcontractors.

Resignation or Removal

The transfer agent may resign, by notice to us, or be removed by us. The resignation or removal of the transfer agent will become effective upon our appointment of a successor transfer agent and registrar and its acceptance of the appointment. If no successor has been appointed and has accepted the appointment within 30 days after notice of the resignation or removal, our general partner may act as the transfer agent and registrar until a successor is appointed.

Transfer of Common Units

By transfer of common units or the issuance of common units in a merger or consolidation in accordance with our partnership agreement, each transferee of common units will be admitted as a limited partner with respect to the common units transferred when such transfer and admission is reflected in our books and records. Additionally, each transferee:

•	represents that the transferee has the capacity, power and authority to enter into our partnership agreement;

•	automatically becomes bound by the terms and conditions of, and is deemed to have executed, our partnership agreement; and

•	gives the consents and approvals contained in our partnership agreement.

Our general partner will cause any transfers to be recorded on our books and records no less frequently than quarterly.

We may, at our discretion, treat the nominee holder of a common unit as the absolute owner. In that case, the beneficial holder’s rights are limited solely to those that it has against the nominee holder as a result of any agreement between the beneficial owner and the nominee holder.

Common units are securities and are transferable according to the laws governing transfer of securities. Until a common unit has been transferred on our books, we and the transfer agent may treat the record holder of the unit as the absolute owner for all purposes, except as otherwise required by law or stock exchange regulations. In addition to other rights acquired upon transfer, the transferor gives the transferee the right to become a substituted limited partner for the transferred common units.

PROVISIONS OF OUR PARTNERSHIP AGREEMENT RELATING TO CASH DISTRIBUTIONS

Set forth below is a summary of the significant provisions of our partnership agreement that relate to cash distributions.

Distributions of Available Cash

General

Our partnership agreement requires that, within 45 days after the end of each quarter, we distribute all of our available cash, as defined in the partnership agreement, to unitholders of record on the applicable record date.

Definition of Available Cash

Available cash, for any quarter, generally means all cash and cash equivalents on hand at the end of that quarter:

•	less, the amount of cash reserves established by our general partner to:

•	provide for the proper conduct of our business (including reserves for future capital expenditures and for anticipated credit needs);

•	comply with applicable law, any of our debt instruments or other agreements; or

•	provide funds for distributions to our unitholders and to our general partner for any one or more of the next four quarters;

•	plus, if our general partner so determines, all or a portion of cash and cash equivalents on hand on the date of determination of available cash for the quarter resulting from working capital borrowings made after the end of the quarter for which the determination is being made.

Working capital borrowings are borrowings used solely for working capital purposes or to pay distributions made pursuant to a credit facility, commercial paper facility or other similar financing arrangement, provided that when incurred it is the intent of the borrower to repay such borrowings within twelve months from sources other than additional working capital borrowings.

Operating Surplus and Capital Surplus

General

All cash distributed will be characterized as either “operating surplus” or “capital surplus.” Our partnership agreement requires that we distribute available cash from operating surplus differently than available cash from capital surplus.

Definition of Operating Surplus

Operating surplus for any period generally means:

•	$120 million (as described below); plus

•	all of our cash receipts after the closing of our initial public offering, excluding cash receipts from interim capital transactions, which include the following:

•	borrowings (including sales of debt securities) that are not working capital borrowings;

•	sales of equity interests;

•	sales or other dispositions of assets outside the ordinary course of business and not as part of normal retirements or replacements; and

•	capital contributions received;

provided that cash receipts from the termination of any hedging contract prior to the expiration of its stipulated settlement or termination date shall be included in equal quarterly installments over the remaining scheduled life of such hedging contract; plus

•	cash receipts from working capital borrowings made after the end of the period but on or before the date of determination of operating surplus for the period; plus

•	cash distributions paid on equity issued (including incremental distributions on incentive distribution rights) to finance all or a portion of the construction, acquisition or improvement of a capital improvement or replacement of a capital asset (such as equipment or facilities) in respect of the period beginning on the date that we enter into a binding obligation to commence the construction, acquisition or improvement of a capital improvement or replacement of a capital asset and ending on the earlier to occur of the date the capital improvement or capital asset commences commercial service and the date that it is abandoned or disposed of; plus

•	cash distributions paid on equity issued (including incremental distributions on incentive distribution rights) to pay the construction period interest on debt incurred, or to pay construction period distributions on equity issued, to finance the capital improvements or capital assets referred to above; plus

•	in connection with our merger with the entity formerly known as Williams Partners L.P. (“Legacy Williams Partners”), beginning with the first quarter of 2015, an amount equal to operating surplus (as defined in the Legacy Williams Partners partnership agreement) less cumulative distributions of available cash to Legacy Williams Partners’ general partner and limited partners from the operating surplus (as defined in the Legacy Williams Partners partnership agreement) of Legacy Williams Partners and its subsidiaries immediately prior to the closing of the Merger; less

•	all of our operating expenditures (as defined below) for the period beginning on the closing date of our initial public offering and ending on the last day of such period; less

•	the amount of cash reserves established by our general partner to provide funds for future operating expenditures; less

•	all working capital borrowings not repaid within twelve months after having been incurred; less

•	any loss realized on disposition of an investment capital expenditure.

As described above, operating surplus does not reflect actual cash on hand that is available for distribution to our unitholders and is not limited to cash generated by our operations. For example, it includes a basket of $120 million that will enable us, if we choose, to distribute as operating surplus cash we receive in the future from non-operating sources such as asset sales, issuances of securities and long-term borrowings that would otherwise be distributed as capital surplus. In addition, the effect of including, as described above, certain cash distributions on equity interests in operating surplus is to increase operating surplus by the amount of any such cash distributions. As a result, we may also distribute as operating surplus up to the amount of any such cash that we receive from non-operating sources.

The proceeds of working capital borrowings increase operating surplus and repayments of working capital borrowings are generally operating expenditures, as described below, and thus reduce operating surplus when made. However, if a working capital borrowing is not repaid during the twelve-month period following the borrowing, it will be deemed repaid at the end of such period, thus decreasing operating surplus at such time. When such working capital borrowing is in fact repaid, it will be excluded from operating expenditures because operating surplus will have been previously reduced by the deemed repayment.

We define operating expenditures in the partnership agreement, and it generally means all of our cash expenditures, including, but not limited to, taxes, reimbursement of expenses to our general partner and its affiliates, payments made in the ordinary course of business under interest rate hedge agreements or commodity hedge contracts (provided that (i) with respect to amounts paid in connection with the initial purchase of an interest rate hedge contract or a commodity hedge contract, such amounts will be amortized over the life of the applicable interest rate hedge contract or commodity hedge contract and (ii) payments made in connection with the termination of any interest rate hedge contract or commodity hedge contract prior to the expiration of its stipulated settlement or termination date will be included in operating expenditures in equal quarterly installments over the remaining scheduled life of such interest rate hedge contract or commodity hedge contract), officer compensation, repayment of working capital borrowings, debt service payments and estimated maintenance capital expenditures (except as provided in the third bullet below), provided that operating expenditures does not include:

•	repayments (when actually repaid) of working capital borrowings deducted from operating surplus;

•	payments (including prepayments and prepayment penalties) of principal of and premium on indebtedness other than working capital borrowings;

•	expansion capital expenditures, actual maintenance capital expenditures and investment capital expenditures (each as defined in our partnership agreement);

•	payment of transaction expenses (including taxes) relating to interim capital transactions (as defined below);

•	distributions to our partners (including distributions in respect of incentive distribution rights); or

•	repurchases of partnership interests, other than to satisfy obligations under employee benefit plans, or reimbursement expenses of our general partner for such purchases.

Estimates (made in good faith by the Board of Directors of our general partner with the concurrence of the Conflicts Committee of the Board) of the average quarterly maintenance capital expenditures (as defined in our partnership agreement) that we will need to incur over the long term to maintain the operating capacity and/or operating income of the partnership are operating expenses. Such estimates are to be made at least annually and whenever an event occurs that is likely to result in a material adjustment to the amount of future estimated maintenance capital expenditures, such adjustments to be prospective only. Pursuant to our partnership agreement, capital expenditures that are made in part for maintenance capital expenditures and in part for other purposes will be allocated by our general partner.

Definition of Capital Surplus

Capital surplus is defined in our partnership agreement as any distribution of available cash in excess of our cumulative operating surplus. Accordingly, capital surplus would generally be generated by:

•	borrowings, refinancing or refundings of indebtedness (other than working capital borrowings and other than for items purchased on open account or for a deferred purchase price in the ordinary course of business);

•	sales of our equity and debt securities; and

•	sales or other dispositions of assets for cash, other than sales or other dispositions of inventory, accounts receivable and other assets sold or disposed of in the ordinary course of business or assets sold or disposed of as part of normal retirements or replacements of assets; and

•	capital contributions received.

Characterization of Cash Distributions

Our partnership agreement requires that we treat all available cash distributed as coming from operating surplus until the sum of all available cash distributed as operating surplus equals the operating surplus from the closing date of our initial public offering through the close of the quarter immediately preceding such distribution. Our partnership agreement requires that we treat any amount distributed in excess of operating surplus, regardless of its source, as capital surplus. We do not anticipate that we will make any distributions from capital surplus.

Capital Expenditures

Estimated maintenance capital expenditures reduce operating surplus, but expansion capital expenditures, actual maintenance capital expenditures and investment capital expenditures do not. Maintenance capital expenditures are those capital expenditures required to maintain our long-term operating capacity and/or operating income. A primary component of maintenance capital expenditures is well connection expenditures required to replace expected reductions in natural gas gathering volumes handled by our facilities. Other components of maintenance capital expenditures include expenditures for routine equipment and pipeline maintenance or replacement due to obsolescence. Maintenance capital expenditures also include interest (and related fees) on debt incurred and distributions on equity issued (including incremental distributions on incentive distribution rights) to finance all or any portion of the construction or development of a replacement asset that is paid in respect of the period that begins when we enter into a binding obligation to commence constructing or developing a replacement asset and ending on the earlier to occur of the date that any such replacement asset commences commercial service and the date that it is abandoned or disposed of. Capital expenditures made solely for investment purposes are not considered to be maintenance capital expenditures.

Because our maintenance capital expenditures can be irregular, the amount of our actual maintenance capital expenditures may differ substantially from period to period, which could cause similar fluctuations in the amounts of operating surplus and adjusted operating surplus if we subtracted actual maintenance capital expenditures from operating surplus.

Our partnership agreement requires that an estimate of the average quarterly maintenance capital expenditures necessary to maintain our operating capacity and/or operating income (as the Board of Directors of our general partner, with the concurrence of its conflicts committee, deems appropriate) over the long-term be subtracted from operating surplus each quarter as opposed to the actual amounts spent. The amount of estimated maintenance capital expenditures deducted from operating surplus for those periods is subject to review and change by our general partner (with the concurrence of the conflicts committee of our Board of Directors) at least once a year, provided that any change is approved by our conflicts committee. The estimate is made at least annually and whenever an event occurs that is likely to result in a material adjustment to the amount of our maintenance capital expenditures, such as a major acquisition or the introduction of new governmental regulations that will impact our business. For purposes of calculating operating surplus, any adjustment to this estimate will be prospective only.

The use of estimated maintenance capital expenditures in calculating operating surplus has the following effects:

•	it reduces the risk that maintenance capital expenditures in any one quarter will be large enough to render operating surplus less than the minimum quarterly distribution to be paid on all the units for the quarter;

•	it increases our ability to distribute as operating surplus cash we receive from non-operating sources; and

•	it is more difficult for us to raise our distribution above the minimum quarterly distribution and pay incentive distributions on the incentive distribution rights held by our general partner.

Expansion capital expenditures are those capital expenditures that we expect will increase our operating capacity or operating income over the long term. Examples of expansion capital expenditures include the acquisition of equipment, or the construction, development or acquisition of additional pipeline or treating capacity or new compression capacity, to the extent such capital expenditures are expected to expand our long-term operating capacity or operating income. Expansion capital expenditures also include interest (and related fees) on debt incurred to finance all or any portion of the construction of such capital improvement in respect of the period that commences when we enter into a binding obligation to commence construction of a capital improvement and ending on the earlier to occur of the date any such capital improvement commences commercial service and the date that it is abandoned or disposed of. Capital expenditures made solely for investment purposes are not considered expansion capital expenditures.

Investment capital expenditures are those capital expenditures that are neither maintenance capital expenditures nor expansion capital expenditures. Investment capital expenditures largely consist of capital expenditures made for investment purposes. Examples of investment capital expenditures include traditional capital expenditures for investment purposes, such as purchases of securities, as well as other capital expenditures that might be made in lieu of such traditional investment capital expenditures, such as the acquisition of a capital asset for investment purposes or development of facilities that are in excess of the maintenance of our existing operating capacity or operating income, but which are not expected to expand, for more than the short term, our operating capacity or operating income.

As described above, neither investment capital expenditures nor expansion capital expenditures are included in operating expenditures, and thus do not reduce operating surplus. Because expansion capital expenditures include interest payments (and related fees) on debt incurred to finance all or a portion of the construction, replacement or improvement of a capital asset (such as gathering pipelines or treating facilities) in respect of the period that begins when we enter into a binding obligation to commence construction of the capital asset and ending on the earlier to occur of the date the capital asset commences commercial service or the date that it is abandoned or disposed of, such interest payments are also not subtracted from operating surplus. Losses on disposition of an investment capital expenditure reduce operating surplus when realized and cash receipts from an investment capital expenditure is treated as a cash receipt for purposes of calculating operating surplus only to the extent the cash receipt is a return on principal.

Capital expenditures that are made in part for maintenance capital purposes, investment capital purposes and/or expansion capital purposes are allocated as maintenance capital expenditures, investment capital expenditures or expansion capital expenditure by our general partner.

Distributions of Available Cash from Operating Surplus

Our partnership agreement requires that we make distributions of available cash from operating surplus with respect to any quarter in the following manner:

•	first, 98.0% to the common unitholders, pro rata, and 2.0% to our general partner, until we distribute for each outstanding common unit an amount equal to the minimum quarterly distribution for that quarter;

•	second, 98.0% to the common unitholders, pro rata, and 2.0% to our general partner, until we distribute for each outstanding common unit an amount equal to any arrearages in payment of the minimum quarterly distribution on the common units as of such quarter;

•	thereafter, in the manner described in “— Incentive Distribution Rights” below.

The preceding discussion is based on the assumptions that our general partner maintains its 2.0% general partner interest and that we do not issue additional classes of equity interests.

Incentive Distribution Rights

Incentive distribution rights represent the right to receive an increasing percentage of quarterly distributions of available cash from operating surplus after the minimum quarterly distribution and the target distribution levels have been achieved. Our general partner currently holds the incentive distribution rights, but may transfer these rights separately from its general partner interest, subject to restrictions in the partnership agreement.

The following discussion assumes that our general partner maintains its 2.0% general partner interest, that there are no arrearages on common units and that our general partner continues to own the incentive distribution rights.

If, for any quarter, we have distributed available cash from operating surplus to the common unitholders in an amount equal to the minimum quarterly distribution, then, subject to the proration and reduction described below, we will distribute any additional available cash from operating surplus for that quarter among the unitholders and the general partner in the following manner:

•	first, 98.0% to all unitholders, pro rata, and 2.0% to our general partner, until each unitholder receives the receives any unpaid arrearages in payment of the minimum quarterly distribution on the common units with respect to such quarter;

•	second, 98.0% to all unitholders, pro rata, and 2.0% to our general partner, until each unitholder receives the receives a total of $0.388125 per unit for that quarter (the “first target distribution”);

•	third, 85.0% to all unitholders, pro rata, and 15.0% to our general partner, until each unitholder receives a total of $0.421875 per unit for that quarter (the “second target distribution”);

•	fourth, 75.0% to all unitholders, pro rata, and 25.0% to our general partner, until each unitholder receives $0.50625 per unit for that quarter (the “third target distribution”); and

•	thereafter, 50.0% to all unitholders, pro rata, and 50.0% to our general partner.

The percentage interests set forth above for our general partner assume that our general partner maintains its 2% general partner interest, that our general partner has not transferred the incentive distribution rights and that we do not issue additional classes of equity securities.

Percentage Allocations of Available Cash from Operating Surplus

The following table illustrates the percentage allocations of available cash from operating surplus between the unitholders and our general partner based on the specified target distribution levels. The amounts set forth under “Marginal percentage interest in distributions” are the percentage interests of our general partner and the unitholders in any available cash from operating surplus we distribute up to and including the corresponding amount in the column “Total quarterly distribution per unit.” The percentage interests shown for our unitholders and our general partner for the minimum quarterly distribution are also applicable to quarterly distribution amounts that are less than the minimum quarterly distribution. The percentage interests set forth below for our general partner include its 2.0% general partner interest, assume our general partner has contributed any additional capital to maintain its 2.0% general partner interest and has not transferred its incentive distribution rights and there are no arrearages on common units.

	Total Quarterly Distribution Per Unit	Marginal Percentage Interest in Distributions
		Unitholders	General Partner
Minimum Quarterly Distribution	$0.3375	98.0%	2.0%
First Target Distribution	up to $0.388125	98.0%	2.0%
Second Target Distribution	above $0.388125 up to $0.421875	85.0%	15.0%
Third Target Distribution	above $0.421875 up to $0.50625	75.0%	25.0%
Thereafter	above $0.50625	50.0%	50.0%

General Partner’s Right to Reset Incentive Distribution Levels

Our general partner, as the holder of our incentive distribution rights, has the right under our partnership agreement to elect to relinquish the right to receive incentive distribution payments based on the initial cash target distribution levels and to reset, at higher levels, the minimum quarterly distribution amount and cash target distribution levels upon which the incentive distribution payments to our general partner would be set. Our general partner’s right to reset the minimum quarterly distribution amount and the target distribution levels upon which the incentive distributions payable to our general partner are based may be exercised, without approval of our unitholders or the conflicts committee of our general partner, at any time when there are no subordinated units outstanding and we have made cash distributions to the holders of the incentive distribution rights at the highest level of incentive distribution for each of the prior four consecutive fiscal quarters. The reset minimum quarterly distribution amount and target distribution levels will be higher than the minimum quarterly distribution amount and the target distribution levels prior to the reset such that our general partner will not receive any incentive distributions under the reset target distribution levels until cash distributions per unit following this event increase as described below. We anticipate that our general partner would exercise this reset right in order to facilitate acquisitions or internal growth projects that would otherwise not be sufficiently accretive to cash distributions per common unit, taking into account the existing levels of incentive distribution payments being made to our general partner.

In connection with the resetting of the minimum quarterly distribution amount and the target distribution levels and the corresponding relinquishment by our general partner of incentive distribution payments based on the target cash distributions prior to the reset, our general partner will be entitled to receive a number of newly issued common units based on a predetermined formula described below that takes into account the “cash parity” value of the average cash distributions related to the incentive distribution rights received by our general partner for the two quarters prior to the reset event as compared to the average cash distributions per common unit during this period. Our general partner’s general partner interest in us (currently 2.0%) will be maintained at the percentage immediately prior to the reset election.

The number of common units that our general partner would be entitled to receive from us in connection with a resetting of the minimum quarterly distribution amount and the target distribution levels then in effect would be equal to the quotient determined by dividing (x) the average amount of cash distributions received by our general partner in respect of its incentive distribution rights during the two consecutive fiscal quarters ended immediately prior to the date of such reset election by (y) the average of the amount of cash distributed per common unit during each of these two quarters.

Following a reset election by our general partner, the minimum quarterly distribution amount will be reset to an amount equal to the average cash distribution amount per unit for the two fiscal quarters immediately preceding the reset election (which amount we refer to as the “reset minimum quarterly distribution”) and the target distribution levels will be reset to be correspondingly higher such that we would distribute all of our available cash from operating surplus for each quarter thereafter as follows:

•	first, 98.0% to all unitholders, pro rata, and 2.0% to our general partner, until each unitholder receives an amount per unit equal to 115.0% of the reset minimum quarterly distribution for that quarter;

•	second, 85.0% to all unitholders, pro rata, and 15.0% to our general partner, until each unitholder receives an amount per unit equal to 125.0% of the reset minimum quarterly distribution for the quarter;

•	third, 75.0% to all unitholders, pro rata, and 25.0% to our general partner, until each unitholder receives an amount per unit equal to 150.0% of the reset minimum quarterly distribution for the quarter; and

•	thereafter, 50.0% to all unitholders, pro rata, and 50.0% to our general partner.

Distributions from Capital Surplus

How Distributions from Capital Surplus Will Be Made

Our partnership agreement requires that we make distributions of available cash from capital surplus, if any, in the following manner:

•	first, 98.0% to all unitholders, pro rata, and 2.0% to our general partner, until the minimum quarterly distribution is reduced to zero, as described below;

•	second, 98.0% to the common unitholders, pro rata, and 2.0% to our general partner, until we distribute for each common unit, an amount of available cash from capital surplus equal to any unpaid arrearages in payment of the minimum quarterly distribution on the common units; and

•	thereafter, we will make all distributions of available cash from capital surplus as if they were from operating surplus.

The preceding paragraph assumes that our general partner maintains its 2.0% general partner interest and that we do not issue additional classes of equity securities.

Effect of a Distribution from Capital Surplus

Our partnership agreement treats a distribution of capital surplus as the repayment of the initial unit price from our initial public offering, which is a return of capital. The initial public offering price less any distributions of capital surplus per unit is referred to in the partnership agreement as the unrecovered initial unit price. Each time a distribution of available cash from capital surplus is made, the minimum quarterly distribution and the target distribution levels will be reduced in the same proportion that the distribution had to the fair market value of the common units immediately prior to the announcement of the distribution. Because distributions of capital surplus will reduce the minimum quarterly distribution, after any of these distributions are made, it may be easier for our general partner to receive incentive distributions. However, any distribution of capital surplus before the unrecovered initial unit price is reduced to zero cannot be applied to the payment of the minimum quarterly distribution or any arrearages.

If we distribute available cash from capital surplus on a common unit in an amount equal to the fair market value of the common units immediately prior to the announcement of such distribution, we will reduce the minimum quarterly distribution and target distribution levels to zero and will then make all future distributions from operating surplus, with 50.0% being paid to the holders of units and 50.0% to our general partner. The preceding discussion assumes that our general partner maintains its 2.0% general partner interest and has not transferred the incentive distribution rights and that we do not issue additional classes of equity securities.

Adjustment to the Minimum Quarterly Distribution and Target Distribution Levels

In addition to adjusting the minimum quarterly distribution and target distribution levels to reflect a distribution of capital surplus, if we combine our units into fewer units or subdivide our units into a greater number of units, our partnership agreement specifies that the following items will be proportionately adjusted:

•	the minimum quarterly distribution;

•	the target distribution levels

•	the unrecovered initial unit price; and

•	other amounts calculated on a per unit basis (including the per unit amount of any outstanding arrearages in payment of the minimum quarterly distribution).

For example, if a two-for-one split of the units should occur, the minimum quarterly distribution, the target distribution levels and the initial unit price would each be reduced to 50.0% of its initial level. Our partnership agreement provides that we do not make any adjustment by reason of the issuance of additional units for cash or property.

In addition, if as a result of a change in law or interpretation thereof, we or any of our subsidiaries is treated as an association taxable as a corporation or is otherwise subject to additional taxation as an entity for U.S. federal, state, local or non-U.S. income or withholding tax purposes, our general partner may, in its sole discretion, reduce the minimum quarterly distribution and the target distribution levels for each quarter by multiplying each distribution level by a fraction, the numerator of which is available cash for that quarter (after deducting our general partner’s estimate of our additional aggregate liability for the quarter for such income and withholdings taxes payable by reason of such change in law or interpretation) and the denominator of which is the sum of (1) available cash for that quarter, plus (2) our general partner’s estimate of our additional aggregate liability for the quarter for such income and withholding taxes payable by reason of such change in law or interpretation thereof. To the extent that the actual tax liability differs from the estimated tax liability for any quarter, the difference will be accounted for in distributions with respect to subsequent quarters.

Distributions of Cash Upon Liquidation

Overview

If we dissolve in accordance with the partnership agreement, we will sell or otherwise dispose of our assets in a process called liquidation. We will first apply the proceeds of liquidation to the payment of our creditors. We will distribute any remaining proceeds to the unitholders and the general partner, in accordance with their capital account balances, as adjusted to reflect any gain or loss upon the sale or other disposition of our assets in liquidation.

The allocations of gain and loss upon liquidation are intended, to the extent possible, to entitle the holders of units to a repayment of the initial value contributed by them to us for their units, which we refer to as the “initial unit price” for each unit.

Manner of Adjustments for Gain

The manner of the adjustment for gain is set forth in the partnership agreement. Upon our liquidation, we will allocate any gain in the following manner:

•	first, to our general partner until the allocated net gain and income equals the net loss allocated to our general partner;

•	second, 98.0% to the common unitholders, pro rata, and 2.0% to our general partner, until the capital account for each common unit is equal to the sum of:

(1) the unrecovered initial unit price for that common unit; plus

(2) the amount of the minimum quarterly distribution for the quarter during which our liquidation occurs, reduced by any distribution from operating surplus with respect to such unit for such quarter; and

(3) any unpaid arrearages in payment of the minimum quarterly distribution;

•	third, 98.0% to all unitholders, pro rata, and 2.0% to our general partner, until we allocate under this paragraph an amount per unit equal to:

(1) the sum of the excess of the first target distribution per unit over the minimum quarterly distribution per unit for each quarter of our existence; less

(2) the cumulative amount per unit of any distributions of available cash from operating surplus in excess of the minimum quarterly distribution per unit that we distributed 98.0% to the unitholders, pro rata, and 2.0% to our general partner, for each quarter of our existence;

•	fourth, 85.0% to all unitholders, pro rata, and 15.0% to our general partner, until we allocate under this paragraph an amount per unit equal to:

(1) the sum of the excess of the second target distribution per unit over the first target distribution per unit for each quarter of our existence; less

(2) the cumulative amount per unit of any distributions of available cash from operating surplus in excess of the first target distribution per unit that we distributed 85.0% to the unitholders, pro rata, and 15.0% to our general partner for each quarter of our existence;

•	fifth, 75.0% to all unitholders, pro rata, and 25.0% to our general partner, until we allocate under this paragraph an amount per unit equal to:

(1) the sum of the excess of the third target distribution per unit over the second target distribution per unit for each quarter of our existence; less

(2) the cumulative amount per unit of any distributions of available cash from operating surplus in excess of the second target distribution per unit that we distributed 75.0% to the unitholders, pro rata, and 25.0% to our general partner for each quarter of our existence; and

•	thereafter, 50.0% to all unitholders, pro rata, and 50.0% to our general partner.

The percentage interests set forth above for our general partner assume that our general partner maintains its 2% general partner interest, that our general partner has not transferred the incentive distribution rights and that we do not issue additional classes of equity securities.

Manner of Adjustments for Losses

Upon our liquidation we will generally allocate any loss in the following manner:

•	first, 98.0% to the holders of common units in proportion to the positive balances in their capital accounts and 2.0% to our general partner, until the capital accounts of the common unitholders have been reduced to zero;

•	second; to our general partner and the unitholders pro rata, provided that such allocation does not cause any unitholder to have a deficit in its adjusted capital account; and

•	thereafter, 100.0% to our general partner.

The percentage interests set forth above for our general partner assume that our general partner maintains its 2% general partner interest, that our general partner has not transferred the incentive distribution rights and that we do not issue additional classes of equity securities.

Adjustments to Capital Accounts

Our partnership agreement requires that we make adjustments to capital accounts upon the issuance of additional units. In this regard, our partnership agreement specifies that we allocate any unrealized and, for tax purposes, unrecognized gain or loss resulting from the adjustments to the unitholders and our general partner in the same manner as we allocate gain or loss upon liquidation. In the event that we make positive adjustments to the capital accounts upon the issuance of additional units, our partnership agreement requires that we allocate any later negative adjustments to the capital accounts resulting from the issuance of additional units or upon our liquidation in a manner which results, to the extent possible, in the general partner’s capital account balances equaling the amount which they would have been if no earlier positive adjustments to the capital accounts had been made.

THE PARTNERSHIP AGREEMENT

The following is a summary of the material provisions of our partnership agreement. Our partnership agreement is incorporated by reference as an exhibit to the registration statement of which this prospectus constitutes a part. We will provide prospective investors with a copy of this agreement upon request at no charge.

We summarize the following provisions of our partnership agreement elsewhere in this prospectus:

•	with regard to distributions of available cash, please read “Provisions of Our Partnership Agreement Relating to Cash Distributions”;

•	with regard to the transfer of common units, please read “Description of the Common Units — Transfer of Common Units”; and

•	with regard to allocations of taxable income and taxable loss, please read “Material Tax Considerations.”

Organization and Duration

We were organized in January 2010 and have a perpetual existence.

Purpose

Our purpose, as set forth in our partnership agreement, is limited to any business activity that is approved by our general partner and that lawfully may be conducted by a limited partnership organized under Delaware law; provided, that our general partner shall not cause us to engage, directly or indirectly, in any business activity that the general partner determines would be reasonably likely to cause us to be treated as an association taxable as a corporation or otherwise taxable as an entity for federal income tax purposes.

Although our general partner has the ability to cause us, our operating companies or their subsidiaries to engage in activities other than natural gas transportation, gathering, treating and processing, storage, NGL fractionation, oil transportation and production handling platform services, our general partner has no current plans to do so and may decline to do so free of any fiduciary duty or obligation whatsoever to us or the limited partners, including any duty to act in good faith or in the best interests of us or the limited partners. Our general partner is generally authorized to perform all acts it determines to be necessary or appropriate to carry out our purposes and to conduct our business.

Cash Distributions

Our partnership agreement specifies the manner in which we will make cash distributions to holders of our common units and other partnership securities as well as to our general partner in respect of its general partner interest and its incentive distribution rights. For a description of these cash distribution provisions, please read “Provisions of our Partnership Agreement Relating to Cash Distributions.”

Capital Contributions

Unitholders are not obligated to make additional capital contributions, except as described below under “— Limited Liability.”

For a discussion of our general partner’s right to contribute capital to maintain its 2% general partner interest if we issue additional units, please read “— Issuance of Additional Partnership Interests.”

Limited Liability

Participation in the Control of Our Partnership

Assuming that a limited partner does not participate in the control of our business within the meaning of the Delaware Act and that he otherwise acts in conformity with the provisions of the partnership agreement, his liability under the Delaware Act will be limited, subject to possible exceptions, to the amount of capital he is obligated to contribute to us for his common units plus his share of any undistributed profits and assets. However, if it were determined that the right, or exercise of the right, by the limited partners as a group:

•	to remove or replace our general partner;

•	to approve some amendments to our partnership agreement; or

•	to take other action under our partnership agreement;

constituted “participation in the control” of our business for the purposes of the Delaware Act, then the limited partners could be held personally liable for our obligations under the laws of Delaware, to the same extent as our general partner. This liability would extend to persons who transact business with us under the reasonable belief that the limited partner is a general partner. Neither our partnership agreement nor the Delaware Act specifically provides for legal recourse against our general partner if a limited partner were to lose limited liability through any fault of our general partner. While this does not mean that a limited partner could not seek legal recourse, we know of no precedent for this type of a claim in Delaware case law.

Unlawful Partnership Distribution

Under the Delaware Act, a limited partnership may not make a distribution to a partner if, after the distribution, all liabilities of the limited partnership, other than liabilities to partners on account of their partnership interests and liabilities for which the recourse of creditors is limited to specific property of the partnership, would exceed the fair value of the assets of the limited partnership. For the purpose of determining the fair value of the assets of a limited partnership, the Delaware Act provides that the fair value of property subject to liability for which recourse of creditors is limited shall be included in the assets of the limited partnership only to the extent that the fair value of that property exceeds the nonrecourse liability. The Delaware Act provides that a limited partner who receives a distribution and knew at the time of the distribution that the distribution was in violation of the Delaware Act shall be liable to the limited partnership for the amount of the distribution for three years. Under the Delaware Act, a substituted limited partner of a limited partnership is liable for the obligations of his assignor to make contributions to the partnership, except that such person is not obligated for liabilities unknown to him at the time he became a limited partner and that could not be ascertained from the partnership agreement.

Failure to Comply with the Limited Liability Provisions of Jurisdictions in Which We Do Business

Our subsidiaries conduct business in a number of states and may conduct business in other states in the future. Maintenance of our limited liability may require compliance with legal requirements in the jurisdictions in which our operating companies conduct business, including qualifying our subsidiaries to do business there. Limitations on the liability of members or limited partners for the obligations of a limited liability company or limited partnership have not been clearly established in many jurisdictions. If, by virtue of our ownership interest in our operating companies or otherwise, it were determined that we were conducting business in any state without compliance with the applicable limited partnership or limited liability company statute, or that the right or exercise of the right by the limited partners as a group to remove or replace our general partner, to approve some amendments to our partnership agreement, or to take other action under our partnership agreement constituted “participation in the control” of our business for purposes of the statutes of any relevant jurisdiction, then the limited partners could be held personally liable for our obligations under the law of that jurisdiction to the same extent as our general partner under the circumstances. We will operate in a manner that our general partner considers reasonable and necessary or appropriate to preserve the limited liability of the limited partners.

Voting Rights

The following is a summary of the unitholder vote required for approval of the matters specified below. Matters that require the approval of a “unit majority” require the approval of a majority of the common units.

In voting their common units, our general partner and its affiliates have no fiduciary duty or obligation whatsoever to us or the limited partners, including any duty to act in good faith or in the best interests of us and the limited partners.

Issuance of additional units	No approval right.

Amendment of our partnership agreement	Certain amendments may be made by our general partner without the approval of the unitholders. Other amendments generally require the approval of a unit majority. Please read “— Amendment of the Partnership Agreement.”

Merger of our partnership or the sale of all or substantially all of our assets	Unit majority in certain circumstances. Please read “— Merger, Consolidation, Conversion, Sale or Other Disposition of Assets.”

Dissolution of our partnership	Unit majority. Please read “— Dissolution.”

Continuation of our partnership upon dissolution	Unit majority. Please read “— Dissolution.”

Withdrawal of our general partner	Under most circumstances, the approval of a majority of the common units, excluding common units held by our general partner and its affiliates, is required for the withdrawal of our general partner prior to June 30, 2020 in a manner that would cause a dissolution of our partnership. Please read “— Withdrawal or Removal of Our General Partner.”

Removal of our general partner	Not less than 66 2/3% of the outstanding units, voting as a single class, including units held by our general partner and its affiliates. Please read “— Withdrawal or Removal of Our General Partner.”

Transfer of the general partner interest	Our general partner may transfer all, but not less than all, of its general partner interest in us without a vote of our unitholders to an affiliate or another person in connection with its merger or consolidation with or into, or sale of all or substantially all of its assets to, such person. The approval of a majority of the common units, excluding common units held by our general partner and its affiliates, is required in other circumstances for a transfer of the general partner interest to a third party prior to June 30, 2020. Please read “— Transfer of General Partner Interest.”

Transfer of incentive distribution rights

Except for transfers to an affiliate or to another person as part of our general partner’s merger or consolidation, sale of all or substantially all of its assets, the sale of all of the ownership interests in our general partner, the pledge, hypothecation, mortgage, encumbrance, grant of a lien, collateralization, or other grant of a security interest in the incentive distribution rights in favor a person providing bona-fide debt financing to such holder as security or collateral for such debt financing and the transfer of incentive distribution rights in connection with exercise of any remedy of such person in connection therewith, the approval of a majority of the common units, excluding common units held by our general partner and its affiliates, is required in most circumstances for a transfer of the incentive distribution rights to a third party prior to June 30, 2020. Please read “—Transfer of Incentive Distribution Rights.”

Transfer of ownership interests in our general partner	No approval required at any time. Please read “— Transfer of Ownership Interests in Our General Partner.”

If any person or group other than our general partner and its affiliates acquires beneficial ownership of 20% or more of any class of units, that person or group loses voting rights on all of its units. This loss of voting rights does not apply to any person or group that acquires the units from our general partner, its affiliates, their direct transferees and their indirect transferees approved by our general partner in its sole discretion or to any person or group who acquires the units (provided that, at or prior to such acquisition, our general partner has notified such person or group that the voting limitation shall not apply to them).

Issuance of Additional Partnership Interests

Our partnership agreement authorizes us to issue an unlimited number of additional partnership interests, subject to the limitations imposed by the New York Stock Exchange, for the consideration and on the terms and conditions determined by our general partner without the approval of the unitholders.

It is possible that we will fund acquisitions through the issuance of additional common units or other partnership interests. Holders of any additional common units we issue will be entitled to share equally with the then-existing holders of common units in our distributions of available cash. In addition, the issuance of additional common units or other partnership interests may dilute the value of the interests of the then-existing holders of common units in our net assets.

In accordance with Delaware law and the provisions of our partnership agreement, we may also issue additional partnership interests that, as determined by our general partner, may have special voting rights to which the common units are not entitled. In addition, our partnership agreement does not prohibit our subsidiaries from issuing equity securities, which may effectively rank senior to the common units.

Upon issuance of additional partnership interests (other than the issuance of common units upon conversion of outstanding Class B units or the issuance of common units upon a reset of the incentive distribution rights) our general partner will be entitled, but not required, to make additional capital contributions to the extent necessary to maintain its 2.0% general partner interest in us. Our general partner’s 2.0% interest in us will be reduced if we issue additional units in the future (other than in those circumstances described above) and our general partner does not contribute a proportionate amount of capital to us to maintain its 2.0% general partner interest. Moreover, our general partner has the right, which it may from time to time assign in whole or in part to any of its affiliates, to purchase common units or other partnership interests whenever, and on the same terms that, we issue those interests to persons other than our general partner and its affiliates and beneficial owners, to the extent necessary to maintain the percentage interest of the general partner and its affiliates, including such interest represented by common units, that existed immediately prior to each issuance. The holders of common units do not have preemptive rights under our partnership agreement to acquire additional common units or other partnership interests.

Amendment of the Partnership Agreement

General

Amendments to our partnership agreement may be proposed only by or with the consent of our general partner. However, our general partner has no duty or obligation to propose any amendment and may decline to do so free of any fiduciary duty or obligation whatsoever to us or the limited partners, including any duty to act in good faith or in the best interests of us or the limited partners. In order to adopt a proposed amendment, other than the amendments discussed below, our general partner is required to seek written approval of the holders of the number of units required to approve the amendment or to call a meeting of the limited partners to consider and vote upon the proposed amendment. Except as described below, an amendment must be approved by a unit majority.

Prohibited Amendments

No amendment may be made that would:

(1) enlarge the obligations of any limited partner without its consent, unless approved by at least a majority of the type or class of limited partner interests so affected; or

(2) enlarge the obligations of, restrict in any way any action by or rights of, or reduce in any way the amounts distributable, reimbursable or otherwise payable by us to our general partner or any of its affiliates without the consent of our general partner, which consent may be given or withheld at its option.

The provision of our partnership agreement preventing the amendments having the effects described in clauses (1) or (2) above can be amended upon the approval of the holders of at least 90.0% of the outstanding units (including units owned by our general partner and its affiliates). As of February 3, 2015, our general partner and its affiliates owned approximately 58.9% of our outstanding common and Class B units.

No Unitholder Approval

Our general partner may generally make amendments to our partnership agreement without the approval of any limited partner to reflect:

(1) a change in our name, the location of our principal place of business, our registered agent or our registered office;

(2) the admission, substitution, withdrawal or removal of partners in accordance with our partnership agreement;

(3) a change that our general partner determines to be necessary or appropriate to qualify or continue our qualification as a limited partnership or a partnership in which the limited partners have limited liability under the laws of any state or to ensure that neither we nor any of our subsidiaries will be treated as an association taxable as a corporation or otherwise taxed as an entity for federal income tax purposes (to the extent not already so treated);

(4) a change in our fiscal year or taxable year and related changes;

(5) an amendment that is necessary, in the opinion of our counsel, to prevent us or our general partner or its directors, officers, agents or trustees from in any manner being subjected to the provisions of the Investment Company Act of 1940, the Investment Advisers Act of 1940 or “plan asset” regulations adopted under the Employee Retirement Income Security Act of 1974, or ERISA, whether or not substantially similar to plan asset regulations currently applied or proposed;

(6) an amendment that our general partner determines to be necessary or appropriate in connection with the creation, authorization or issuance of additional partnership interests or the right to acquire partnership interests;

(7) any amendment expressly permitted in our partnership agreement to be made by our general partner acting alone;

(8) an amendment effected, necessitated or contemplated by a merger agreement that has been approved under the terms of our partnership agreement;

(9) any amendment that our general partner determines to be necessary or appropriate for the formation by us of, or our investment in, any corporation, partnership or other entity, as otherwise permitted by our partnership agreement;

(10) conversions into, mergers with or conveyances to another limited liability entity that is newly formed and has no assets, liabilities or operations at the time of the conversion, merger or conveyance other than those it receives by way of the conversion, merger or conveyance; or

(11) any other amendments substantially similar to any of the matters described in clauses (1) through (10) above.

In addition, our general partner may make amendments to our partnership agreement without the approval of any limited partner if our general partner determines that those amendments:

•	do not adversely affect the limited partners (or any particular class of limited partners) in any material respect;

•	are necessary or appropriate to satisfy any requirements, conditions or guidelines contained in any opinion, directive, order, ruling or regulation of any federal or state agency or judicial authority or contained in any federal or state statute;

•	are necessary or appropriate to facilitate the trading of limited partner interests or to comply with any rule, regulation, guideline or requirement of any securities exchange on which the limited partner interests are or will be listed for trading;

•	are necessary or appropriate for any action taken by our general partner relating to splits or combinations of units under the provisions of our partnership agreement; or

•	are required to effect the intent of the provisions of our partnership agreement or are otherwise contemplated by our partnership agreement.

Opinion of Counsel and Unitholder Approval

Any amendment that our general partner determines adversely affects in any material respect one or more particular classes of limited partners will require the approval of at least a majority of the class or classes so affected, but no vote will be required by any class or classes of limited partners that our general partner determines are not adversely affected in any material respect. Any amendment that would have a material adverse effect on the rights or preferences of any type or class of outstanding units in relation to other classes of units will require the approval of at least a majority of the type or class of units so affected. Any amendment that reduces the voting percentage required to take any action, other than to remove the general partner or call a meeting, is required to be approved by the affirmative vote of limited partners whose aggregate outstanding units constitute not less than the voting requirement sought to be reduced. Any amendment that increases the voting percentage required to remove the general partner or call a meeting of unitholders must be approved by the affirmative vote of limited partners whose aggregate outstanding units constitute not less than the voting requirement sought to be increased. For amendments of the type not requiring unitholder approval, our general partner is not required to obtain an opinion of counsel that an amendment will neither result in a loss of limited liability to the limited partners nor result in our being treated as a taxable entity for federal income tax purposes in connection with any of the amendments. No other amendments to our partnership agreement will become effective without the approval of holders of at least 90% of the outstanding units, voting as a single class, unless we first obtain an opinion of counsel to the effect that the amendment will not affect the limited liability under applicable law of any of our limited partners.

Merger, Consolidation, Conversion, Sale or Other Disposition of Assets

A merger, consolidation or conversion of us requires the prior consent of our general partner. However, our general partner has no duty or obligation to consent to any merger, consolidation or conversion and may decline to do so free of any fiduciary duty or obligation whatsoever to us or the limited partners, including any duty to act in good faith or in the best interest of us or the limited partners. Our partnership agreement generally prohibits our general partner, without the prior approval of the holders of a unit majority, from causing us to sell, exchange or otherwise dispose of all or substantially all of our assets in a single transaction or a series of related transactions. Our general partner may, however, mortgage, pledge, hypothecate or grant a security interest in all or substantially all of our assets without such approval. Our general partner may also sell all or substantially all of our assets under a foreclosure or other realization upon those encumbrances without such approval. Finally, our general partner may consummate any merger without the prior approval of our unitholders if we are the surviving entity in the transaction, our general partner has received an opinion of counsel regarding limited liability and tax matters, the transaction would not result in a material amendment to the partnership agreement (other than an amendment that the general partner could adopt without the consent of the limited partners), each of our units will be an identical unit of our partnership following the transaction and the partnership interests to be issued do not exceed 20% of our outstanding partnership interests (other than the incentive distribution rights) immediately prior to the transaction.

If the conditions specified in our partnership agreement are satisfied, our general partner may convert us or any of our subsidiaries into a new limited liability entity or merge us or any of our subsidiaries into, or convey all of our assets to, a newly formed entity, if the sole purpose of that conversion, merger or conveyance is to effect a mere change in our legal form into another limited liability entity, our general partner has received an opinion of counsel regarding limited liability and tax matters and the governing instruments of the new entity provide the limited partners and our general partner with the same rights and obligations as contained in our partnership agreement. Our unitholders are not entitled to dissenters’ rights of appraisal under our partnership agreement or applicable Delaware law in the event of a conversion, merger or consolidation, a sale of substantially all of our assets or any other similar transaction or event.

Dissolution

We will continue as a limited partnership until dissolved under our partnership agreement. We will dissolve upon:

(1) the election of our general partner to dissolve us, if approved by the holders of units representing a unit majority;

(2) there being no limited partners, unless we are continued without dissolution in accordance with applicable Delaware law;

(3) the entry of a decree of judicial dissolution of our partnership; or

(4) the withdrawal or removal of our general partner or any other event that results in its ceasing to be our general partner other than by reason of a transfer of its general partner interest in accordance with our partnership agreement or its withdrawal or removal following the approval and admission of a successor.

Upon a dissolution under the last clause above, the holders of a unit majority may also elect, within specific time limitations, to continue our business on the same terms and conditions described in our partnership agreement by appointing as a successor general partner an entity approved by the holders of units representing a unit majority, subject to our receipt of an opinion of counsel to the effect that:

•	the action would not result in the loss of limited liability under Delaware law of any limited partner; and

•	neither our partnership, our operating companies nor any of our other subsidiaries would be treated as an association taxable as a corporation or otherwise be taxable as an entity for federal income tax purposes upon the exercise of that right to continue (to the extent not already so treated or taxed).

Liquidation and Distribution of Proceeds

Upon our dissolution, unless our business is continued, the liquidator authorized to wind up our affairs will, acting with all of the powers of our general partner that are necessary or appropriate, liquidate our assets and apply the proceeds of the liquidation as described in “Provisions of our Partnership Agreement Relating to Cash Distributions — Distributions of Cash Upon Liquidation.” The liquidator may defer liquidation or distribution of our assets for a reasonable period of time or distribute assets to partners in kind if it determines that a sale would be impractical or would cause undue loss to our partners.

Withdrawal or Removal of Our General Partner

Except as described below, our general partner has agreed not to withdraw voluntarily as our general partner prior to June 30, 2020 without obtaining the approval of the holders of at least a majority of the outstanding common units, excluding common units held by our general partner and its affiliates, and furnishing an opinion of counsel regarding limited liability and tax matters. On or after June 30, 2020, our general partner may withdraw as general partner without first obtaining approval of any unitholder by giving 90 days’ written notice, and that withdrawal will not constitute a violation of our partnership agreement. Notwithstanding the information above, our general partner may withdraw without unitholder approval upon 90 days’ notice to the limited partners if at least 50 percent of the outstanding common units are held or controlled by one person and its affiliates, other than our general partner and its affiliates. In addition, our partnership agreement permits our general partner, in some instances, to sell or otherwise transfer all of its general partner interest in us without the approval of the unitholders. Please read “— Transfer of General Partner Interest” and “— Transfer of Incentive Distribution Rights.”

Upon withdrawal of our general partner under any circumstances, other than as a result of a transfer by our general partner of all or a part of its general partner interest in us, the holders of a unit majority may select a successor to that withdrawing general partner. If a successor is not elected, or is elected but an opinion of counsel regarding limited liability and tax matters cannot be obtained, we will be dissolved, wound up and liquidated, unless within a specified period after that withdrawal, the holders of a unit majority agree in writing to continue our business and to appoint a successor general partner. Please read “— Dissolution.”

Our general partner may not be removed unless that removal is approved by the vote of the holders of not less than 66 2/3 percent of the outstanding units, voting together as a single class, including units held by our general partner and its affiliates, and we receive an opinion of counsel regarding limited liability and tax matters. Any removal of our general partner is also subject to the approval of a successor general partner by the vote of the holders of a majority of the outstanding common units (including the units held by our general partner and its affiliates). The ownership of more than 33 1/3 percent of the outstanding units by our general partner and its affiliates gives them the ability to prevent our general partner’s removal.

In the event of the removal of our general partner under circumstances where cause exists or withdrawal of our general partner where that withdrawal violates our partnership agreement, a successor general partner will have the option to purchase the general partner interest and incentive distribution rights of the departing general partner for a cash payment equal to the fair market value of those interests. Under all other circumstances where our general partner withdraws or is removed by the limited partners, including under circumstances where cause does not exist, the departing general partner will have the right to require the successor general partner to purchase its general partner interest and the incentive distribution rights in exchange for an amount in cash equal to the fair market value of the interests at the time. In each case, this fair market value will be determined by agreement between the departing general partner and the successor general partner. If no agreement is reached, an independent investment banking firm or other independent expert selected by the departing general partner and the successor general partner will determine the fair market value. Or, if the departing general partner and the successor general partner cannot agree upon an expert, then an expert chosen by agreement of the experts selected by each of them will determine the fair market value.

If the option described above is not exercised by either the departing general partner or the successor general partner, the departing general partner’s general partner interest and all of its or its affiliates’ incentive distribution rights will automatically convert into common units equal to the fair market value of those interests as determined by an investment banking firm or other independent expert selected in the manner described in the preceding paragraph.

In addition, we will be required to reimburse the departing general partner for all amounts due the departing general partner, including, without limitation, all employee-related liabilities, including severance liabilities incurred as a result of the termination of any employees employed for our benefit by the departing general partner or its affiliates.

Transfer of General Partner Interest

Except for transfer by our general partner of all, but not less than all, of its general partner interest in us to:

•	an affiliate of our general partner (other than an individual); or

•	another entity as part of the merger or consolidation of our general partner with or into another entity or the transfer by our general partner of all or substantially all of its assets to another entity, our general partner may not transfer all or any of its general partner interest to another person prior to June 30, 2020 without the approval of the holders of at least a majority of the outstanding common units, excluding common units held by our general partner and its affiliates. As a condition of this transfer, the transferee must, among other things, assume the rights and duties of our general partner, agree to be bound by the provisions of our partnership agreement and furnish an opinion of counsel regarding limited liability and tax matters.

Our general partner and its affiliates may at any time transfer common units to one or more persons without unitholder approval.

Transfer of Incentive Distribution Rights

Our general partner or its affiliates or a subsequent holder may (i) transfer its incentive distribution rights to an affiliate of the holder (other than an individual) or another entity as part of the merger or consolidation of such holder with or into another entity, the sale of all of the ownership interests in such holder or the sale of all or substantially all of such holder’s assets to that entity or (ii) pledge, hypothecate, mortgage, encumber, grant a lien, collateralize, or grant a security interest in the incentive distribution rights in favor of a person providing bona-fide debt financing to such holder as security or collateral for such debt financing and the transfer of incentive distribution rights in connection with exercise of any remedy of such person in connection therewith, without the prior approval of the unitholders. Prior to June 30, 2020, any other transfer of incentive distribution rights will require the affirmative vote of holders of a majority of the outstanding common units, excluding common units held by our general partner and its affiliates. On or after June 30, 2020, the incentive distribution rights will be freely transferable.

Transfer of Ownership Interests in Our General Partner

At any time, the owners of our general partner may sell or transfer all or part their ownership interests in our general partner to an affiliate or a third party without the approval of our unitholders.

Change of Management Provisions

Our partnership agreement contains specific provisions that are intended to discourage a person or group from attempting to remove WPZ GP LLC as our general partner or from otherwise changing our management. Please read “— Withdrawal or Removal of Our General Partner” for a discussion of certain consequences of the removal of our general partner. If any person or group, other than our general partner and its affiliates, acquires beneficial ownership of 20% or more of any class of units, that person or group loses voting rights on all of its units. This loss of voting rights does not apply in certain circumstances. Please read “— Meetings; Voting.”

Limited Call Right

If at any time our general partner and its affiliates own more than 80% of the then-issued and outstanding limited partner interests of any class, our general partner will have the right, which it may assign in whole or in part to any of its affiliates or beneficial owners thereof or to us, to acquire all, but not less than all, of the limited partner interests of the class held by unaffiliated persons as of a record date to be selected by our general partner, on at least 10, but not more than 60, days’ notice. The purchase price in the event of a purchase under these circumstances would be the greater of:

(1) the highest price paid by our general partner or any of its affiliates for any limited partner interests of the class purchased within the 90 days preceding the date on which our general partner first mails notice of its election to purchase those limited partner interests; and

(2) the average of the daily closing prices of the partnership securities of such class over the 20 trading days preceding the date three days before the date the notice is mailed.

As a result of our general partner’s right to purchase outstanding limited partner interests, a holder of limited partner interests may have his limited partner interests purchased at an undesirable time or a price that may be lower than market prices at various times prior to such purchase or lower than a unitholder may anticipate the market price to be in the future. The tax consequences to a unitholder of the exercise of this call right are the same as a sale by that unitholder of his common units in the market. Please read “Material Tax Considerations — Disposition of Common Units.”

Meetings; Voting

Except as described below regarding certain persons or groups owning 20% or more of any class of units then outstanding, record holders of units on the record date will be entitled to notice of, and to vote at, meetings of our limited partners and to act upon matters for which approvals may be solicited.

Our general partner does not anticipate that any meeting of our unitholders will be called in the foreseeable future. Any action that is required or permitted to be taken by the unitholders may be taken either at a meeting of the unitholders or without a meeting, if consents in writing describing the action so taken are signed by holders of the number of units necessary to authorize or take that action at a meeting. Meetings of the unitholders may be called by our general partner or by unitholders owning at least 20% of the outstanding units of the class for which a meeting is proposed. Unitholders may vote either in person or by proxy at meetings. The holders of a majority of the outstanding units of the class or classes for which a meeting has been called, represented in person or by proxy, will constitute a quorum, unless any action by the unitholders requires approval by holders of a greater percentage of the units, in which case the quorum will be the greater percentage.

Each record holder of a unit has a vote according to his percentage interest in us, although additional limited partner interests having special voting rights could be issued. Please read “— Issuance of Additional Partnership Interests.” However, if at any time any person or group, other than our general partner and its affiliates, or a direct or subsequently approved (at the time of transfer) transferee of our general partner or its affiliates and purchasers specifically approved by our general partner in its sole discretion, acquires, in the aggregate, beneficial ownership of 20% or more of any class of units then outstanding, that person or group will lose voting rights on all of its units and the units may not be voted on any matter and will not be considered to be outstanding when sending notices of a meeting of unitholders, calculating required votes, determining the presence of a quorum or for other similar purposes. Common units held in nominee or street name account will be voted by the broker or other nominee in accordance with the instruction of the beneficial owner unless the arrangement between the beneficial owner and his nominee provides otherwise. Except as our partnership agreement otherwise provides, subordinated units will vote together with common units, as a single class.

Any notice, demand, request, report or proxy material required or permitted to be given or made to record holders of common units under our partnership agreement will be delivered to the record holder by us or by the transfer agent.

Status as Limited Partner

By transfer of common units in accordance with our partnership agreement, each transferee of common units shall be admitted as a limited partner with respect to the common units transferred when such transfer and admission are reflected in our books and records. Except as described under “— Limited Liability,” the common units will be fully paid, and unitholders will not be required to make additional contributions.

Non-Citizen Assignees; Redemption

If our general partner, with the advice of counsel, determines we are subject to U.S. federal, state or local laws or regulations that, in the reasonable determination of our general partner, create a substantial risk of cancellation or forfeiture of any property that we have an interest in because of the nationality, citizenship or other related status of any limited partner, then our general partner may adopt such amendments to our partnership agreement as it determines necessary or advisable to:

•	obtain proof of the nationality, citizenship or other related status of our member (and their owners, to the extent relevant); and

•	permit us to redeem the units held by any person whose nationality, citizenship or other related status creates substantial risk of cancellation or forfeiture of any property or who fails to comply with the procedures instituted by our general partner to obtain proof of the nationality, citizenship or other related status. The redemption price in the case of such a redemption will be the average of the daily closing prices per unit for the 20 consecutive trading days immediately prior to the date set for redemption.

Non-Taxpaying Assignees; Redemption

In the event any rates that we charge our customers become regulated by the Federal Energy Regulatory Commission, to avoid any adverse effect on the maximum applicable rates chargeable to customers by us, or in order to reverse an adverse determination that has occurred regarding such maximum rate, our partnership agreement provides our general partner the power to amend the agreement. If our general partner, with the advice of counsel, determines that our not being treated as an association taxable as a corporation or otherwise taxable as an entity for U.S. federal income tax purposes, coupled with the tax status (or lack of proof thereof) of one or more of our limited partners, has, or is reasonably likely to have, a material adverse effect on the maximum applicable rates chargeable to customers by us, then our general partner may adopt such amendments to our partnership agreement as it determines necessary or advisable to:

•	obtain proof of the U.S. federal income tax status of our member (and their owners, to the extent relevant); and

•	permit us to redeem the units held by any person whose tax status has or is reasonably likely to have a material adverse effect on the maximum applicable rates or who fails to comply with the procedures instituted by our general partner to obtain proof of the U.S. federal income tax status. The redemption price in the case of such a redemption will be the average of the daily closing prices per unit for the 20 consecutive trading days immediately prior to the date set for redemption.

Indemnification

Under our partnership agreement, in most circumstances, we will indemnify the following persons, to the fullest extent permitted by law, from and against all losses, claims, damages or similar events:

(1) our general partner;

(2) any departing general partner;

(3) any person who is or was an affiliate of our general partner or any departing general partner;

(4) any person who is or was a manager, managing member, director, officer, employee, agent, fiduciary or trustee of our partnership, our subsidiaries, our general partner, any departing general partner or any of their affiliates;

(5) any person who is or was serving as a manager, managing member, director, officer, employee, agent, fiduciary or trustee of another person owing a fiduciary duty to us or our subsidiaries;

(6) any person who controls our general partner or any departing general partner; and

(7) any person designated by our general partner.

Any indemnification under these provisions will only be out of our assets. Unless our general partner otherwise agrees, it will not be personally liable for, or have any obligation to contribute or lend funds or assets to us to enable us to effectuate, indemnification. We may purchase insurance against liabilities asserted against and expenses incurred by persons for our activities, regardless of whether we would have the power to indemnify the person against liabilities under our partnership agreement.

Reimbursement of Expenses

Our partnership agreement requires us to reimburse our general partner and its affiliates for all expenses they incur or payments they make on our behalf. These expenses include salary, bonus, incentive compensation and other amounts paid to persons who perform services for us or on our behalf and expenses allocated to our general partner by its affiliates. Our general partner is entitled to determine in good faith the expenses that are allocable to us.

Books and Reports

Our general partner is required to keep appropriate books of our business at our principal offices. These books will be maintained for both tax and financial reporting purposes on an accrual basis. For tax and fiscal reporting purposes, our fiscal year is the calendar year.

We will furnish or make available to record holders of our common units, within 90 days (or such shorter time as required by SEC rules) after the close of each fiscal year, an annual report containing financial statements for such fiscal year, presented in accordance with U.S. GAAP, including a balance sheet and statements of operations, partnership equity and cash flows, in each case audited by our independent public accountants. Except for our fourth quarter, we will also furnish or make available within 45 days (or such shorter time as required by SEC rules) after the close of each quarter a report containing unaudited financial statements and such other information as may be required by applicable law, regulation or rule of the New York Stock Exchange. We will be deemed to have made any such report available if we file such report with the SEC on EDGAR or make the report available on a publicly available website which we maintain.

We will furnish each record holder with information reasonably required for federal and state tax reporting purposes within 90 days after the close of each calendar year. This information is expected to be furnished in summary form so that some complex calculations normally required of partners can be avoided. Our ability to furnish this summary information to our unitholders will depend on their cooperation in supplying us with specific information. Every unitholder will receive information to assist him in determining his federal and state tax liability and in filing his federal and state income tax returns, regardless of whether he supplies us with the necessary information.

Right to Inspect Our Books and Records

Our partnership agreement provides that a limited partner can, for a purpose reasonably related to his interest as a limited partner, upon reasonable written demand stating the purpose of such demand and at his own expense, have furnished to him:

(1) a current list of the name and last known address of each partner;

(2) a copy of our tax returns;

(3) information as to the amount of cash, and a description and statement of the agreed value of any other property or services, contributed or to be contributed by each partner and the date on which each partner became a partner;

(4) copies of our partnership agreement, our certificate of limited partnership and related amendments and powers of attorney under which they have been executed;

(5) information regarding the status of our business and our financial condition; and

(6) any other information regarding our affairs as is just and reasonable.

Our general partner may, and intends to, keep confidential from the limited partners trade secrets or other information the disclosure of which our general partner believes in good faith is not in our best interests or that we are required by law or by agreements with third parties to keep confidential.

Fiduciary and Other Duties

The Delaware Revised Uniform Limited Partnership Act, (“Delaware Act”) provides that Delaware limited partnerships may, in their partnership agreements, expand, restrict or eliminate the duties (including fiduciary duties) otherwise owed by a general partner to limited partners and the partnership. Our partnership agreement contains various provisions modifying and restricting the duties that might otherwise be owed by our general partner. We have adopted these provisions to allow our general partner or its affiliates to engage in transactions with us that otherwise might be prohibited by state law fiduciary standards and to take into account the interests of other parties in addition to our interests when resolving conflicts of interest. We believe this is appropriate and necessary because the board of directors of our general partner has fiduciary duties to manage our general partner in a manner beneficial both to its owner, Williams, as well as to you. Without these modifications, the general partner’s ability to make decisions involving conflicts of interests would be restricted. The modifications to the fiduciary standards benefit our general partner by enabling it to take into consideration all parties involved in the proposed action. These modifications also strengthen the ability of our general partner to attract and retain experienced and capable directors. These modifications represent a detriment to the common unitholders because they restrict the remedies available to unitholders for actions that, without those limitations, might constitute breaches of fiduciary duty, as described below, and permit our general partner to take into account the interests of third parties in addition to our interests when resolving conflicts of interest. The following is a summary of:

•	the fiduciary duties imposed on our general partner by, and the rights and remedies of unitholders under, the Delaware Act; and

•	material modifications of these duties contained in our partnership agreement.

State law fiduciary duty standards and unitholder rights and remedies	Fiduciary duties are generally considered to include an obligation to act with due care and loyalty. The duty of care, in the absence of a provision in a partnership agreement providing otherwise, would generally require a general partner to act for the partnership in the same manner as a prudent person would act on his own behalf. The duty of loyalty, in the absence of a provision in a partnership agreement providing otherwise, would generally prohibit a general partner of a Delaware limited partnership from taking any action or engaging in any transaction where a conflict of interest is present.

The Delaware Act generally provides that a limited partner may institute legal action on behalf of the partnership to recover damages from a third party where a general partner has refused to institute the action or where an effort to cause a general partner to do so is not likely to succeed. These actions include actions against a general partner for breach of its duties or of the partnership agreement. In addition, the statutory or case law of some jurisdictions may permit a limited partner to institute legal action on behalf of himself and all other similarly situated limited partners to recover damages from a general partner for violations of its duties to the limited partners.

Modifications in our partnership agreement	Our partnership agreement contains provisions that waive or consent to conduct by our general partner and its affiliates that might otherwise raise issues as to compliance with duties or applicable law. For example, our partnership agreement provides that when our general partner is acting in its capacity as our general partner, as opposed to in its individual capacity, it must act in “good faith” and will not be subject to any other standard under applicable law. In addition, our partnership agreement provides that when our general partner is acting in its individual capacity, as opposed to in its capacity as our general partner, it may act without any fiduciary obligation to us or our unitholders whatsoever. These standards reduce the obligations to which our general partner would otherwise be held under applicable Delaware law.

Our partnership agreement generally provides that affiliated transactions by the partnership and resolutions of conflicts of interest in the operation of the partnership not involving a vote of unitholders and that are not approved by the conflicts committee of the board of directors of our general partner must be:

•	on terms no less favorable to us than those generally being provided to or available from unrelated third parties; or

•	“fair and reasonable” to us, taking into account the totality of the relationships between the parties involved (including other transactions that may be particularly favorable or advantageous to us).

If our general partner does not seek approval from the conflicts committee and the board of directors of our general partner determines that the resolution or course of action taken with respect to the conflict of interest satisfies either of the standards set forth in the bullet points above, then it will be presumed that, in making its decision, the board of directors, which may include board members affected by the conflict of interest, acted in good faith, and in any proceeding brought by or on behalf of any limited partner or the partnership, the person bringing or prosecuting such proceeding will have the burden of overcoming such presumption. These standards reduce the obligations to which our general partner would otherwise be held.

In addition to the other more specific provisions limiting the obligations of our general partner, our partnership agreement further provides that our general partner, its affiliates and their officers and directors will not be liable for monetary damages to us or our limited partners for errors of judgment or for any acts or omissions unless there has been a final and non-appealable judgment by a court of competent jurisdiction determining that our general partner, such affiliate or such person acted in bad faith or engaged in fraud or willful misconduct or, in the case of a criminal matter, acted with knowledge that the conduct was unlawful.

In order to become one of our limited partners, a common unitholder is required to agree to be bound by the provisions in the partnership agreement, including the provisions discussed above. Please read “Description of the Common Units — Transfer of Common Units.” This is in accordance with the policy of the Delaware Act favoring the principle of freedom of contract and the enforceability of partnership agreements. The failure of a limited partner to sign our partnership agreement does not render the partnership agreement unenforceable against that person.

Under the partnership agreement, we must indemnify, among others, our general partner and its officers, directors and managers, to the fullest extent permitted by law, against liabilities, costs and expenses incurred by our general partner or these other persons. We must provide this indemnification unless there has been a final and non-appealable judgment by a court of competent jurisdiction determining that these persons acted in bad faith or engaged in fraud or willful misconduct. We also must provide this indemnification for criminal proceedings unless our general partner or these other persons acted with knowledge that their conduct was unlawful. Thus, our general partner could be indemnified for its negligent acts if it meets the requirements set forth above. To the extent that these provisions purport to include indemnification for liabilities arising under the Securities Act, in the opinion of the SEC such indemnification is contrary to public policy and therefore unenforceable. If you have questions regarding the fiduciary duties of our general partner please read “The Partnership Agreement — Indemnification.”

Applicable Law; Forum, Venue and Jurisdiction

Our partnership agreement is governed by Delaware law. Our partnership agreement requires that any claims, suits, actions or proceedings:

•	arising out of or relating in any way to the partnership agreement (including any claims, suits or actions to interpret, apply or enforce the provisions of the partnership agreement) or the duties, obligations or liabilities among limited partners or of limited partners, or the rights or powers of, or restrictions on, the limited partners or us;

•	brought in a derivative manner on our behalf;

•	asserting a claim of breach of a fiduciary duty owed by any director, officer, or other employee of us or our general partner, or owed by our general partner, to us or the limited partners;

•	asserting a claim arising pursuant to any provision of the Delaware Act; and

•	asserting a claim governed by the internal affairs doctrine

shall be exclusively brought in the Court of Chancery of the State of Delaware, regardless of whether such claims, suits, actions or proceedings sound in contract, tort, fraud or otherwise, are based on common law, statutory, equitable, legal or other grounds, or are derivative or direct claims. By purchasing a common unit, a limited partner is irrevocably consenting to these limitations and provisions regarding claims, suits, actions or proceedings and submitting to the exclusive jurisdiction of the Court of Chancery of the State of Delaware in connection with any such claims, suits, actions or proceedings.

MATERIAL TAX CONSIDERATIONS

This section summarizes the material U.S. federal income tax consequences that may be relevant to prospective unitholders who are individual citizens or residents of the United States and, unless otherwise noted in the following discussion, is the opinion of Andrews Kurth LLP, our tax counsel, insofar as it relates to legal conclusions with respect to matters of U.S. federal income tax law. This section is based upon current provisions of the Internal Revenue Code of 1986, as amended (the “Internal Revenue Code”), existing and proposed Treasury regulations promulgated thereunder (the “Treasury Regulations”) and current administrative rulings and court decisions, all of which are subject to change. Changes in these authorities may cause the tax consequences to a prospective unitholder to vary substantially from the consequences described below. Unless the context otherwise requires, references in this section to “us” or “we” are references to Williams Partners L.P. and our operating subsidiaries.

The following discussion does not address all U.S. federal income tax matters that affect us or our unitholders and does not describe the application of the alternative minimum tax that may be applicable to certain unitholders. To the extent that this section relates to taxation by a state, local or other jurisdiction within the U.S., such discussion is intended to provide only general information. Moreover, the discussion focuses on unitholders who are individual citizens or residents of the U.S. and has only limited application to corporations, estates, trusts, nonresident aliens or other unitholders subject to specialized tax treatment, such as tax-exempt institutions, foreign persons, individual retirement accounts (IRAs), real estate investment trusts (REITs), employee benefit plans or mutual funds. Accordingly, we encourage each prospective unitholder to consult the unitholder’s own tax advisor in analyzing the federal, state, local and foreign tax consequences particular to that unitholder of the ownership or disposition of the common units and potential changes in applicable tax laws.

We are relying on opinions and advice of Andrews Kurth LLP with respect to the matters described herein. An opinion of counsel represents only that counsel’s best legal judgment and does not bind the IRS or the courts. Accordingly, the opinions and statements made in this discussion may not be sustained by a court if contested by the IRS. Any contest of this sort with the IRS may materially and adversely impact the market for the common units and the prices at which the common units trade. In addition, our costs of any contest with the IRS, principally legal, accounting and related fees, will reduce our cash available for distribution and thus will be borne indirectly by our unitholders and our general partner. Furthermore, the tax treatment of us, or of an investment in us, may be significantly modified by future legislative or administrative changes or court decisions, which might be applied retroactively.

Andrews Kurth LLP has not rendered an opinion on the state, local or foreign tax consequences of an investment in us, and, for the reasons described below, has not rendered an opinion with respect to the following specific U.S. federal income tax issues: (i) the treatment of a unitholder whose common units are loaned to a short seller to cover a short sale of common units (please read “— Tax Consequences of Unit Ownership — Treatment of Short Sales”); (ii) whether our monthly convention for allocating taxable income and losses is permitted by existing Treasury Regulations (please read “— Disposition of Common Units — Allocations Between Transferors and Transferees”); and (iii) whether our method for taking into account Section 743 adjustments is sustainable in certain cases (please read “— Tax Consequences of Unit Ownership — Section 754 Election” and “— Uniformity of Common Units”).

Partnership Status

A partnership is not a taxable entity and incurs no federal income tax liability. Instead, each partner of a partnership is required to take into account the partner’s share of items of income, gain, loss and deduction of the partnership in computing the partner’s U.S. federal income tax liability, regardless of whether cash distributions are made to him by the partnership. Distributions by a partnership to a partner are generally not taxable to the partner unless the amount of cash distributed to him is in excess of the partner’s adjusted basis in the partner’s partnership interest.

Section 7704 of the Internal Revenue Code provides that publicly traded partnerships will, as a general rule, be taxed as corporations for U.S. federal income tax purposes. However, an exception, referred to as the “Qualifying Income Exception,” exists with respect to publicly traded partnerships of which 90% or more of the gross income for every taxable year consists of “qualifying income.” Qualifying income includes income and gains derived from the transportation, storage, processing and marketing of crude oil, natural gas and products thereof. Other types of qualifying income include interest (other than from a financial business), dividends, gains from the sale of real property and gains from the sale or other disposition of capital assets held for the production of income that otherwise constitutes qualifying income. We estimate that less than 3% of our current gross income is not qualifying income; however, this estimate could change from time to time. Based upon and subject to this estimate, the factual representations made by us and our general partner and a review of the applicable legal authorities, Andrews Kurth LLP is of the opinion that at least 90% of our current gross income constitutes qualifying income. The portion of our income that is qualifying income may change from time to time.

No ruling has been sought from the IRS and the IRS has made no determination as to our status as a partnership or the status of each of our operating companies as a disregarded entity for U.S. federal income tax purposes. Instead, we will rely on the opinion of Andrews Kurth LLP that, based upon the Internal Revenue Code, the Treasury Regulations, published revenue rulings and court decisions and the representations described below, we will be classified as a partnership and our operating companies will be disregarded as an entity separate from us for U.S. federal income tax purposes.

In rendering its opinion, Andrews Kurth LLP has relied on factual representations made by us and our general partner. The representations made by us and our general partner upon which Andrews Kurth LLP has relied include:

•	Neither we nor our operating companies have elected or will elect to be treated as a corporation; and

•	For each taxable year, more than 90% of our gross income has been and will be income that Andrews Kurth LLP has opined or will opine is “qualifying income” within the meaning of Section 7704(d) of the Internal Revenue Code.

We believe that these representations have been true in the past and expect that these representations will continue to be true in the future.

If we fail to meet the Qualifying Income Exception, other than a failure that is determined by the IRS to be inadvertent and that is cured within a reasonable time after discovery (in which case the IRS may also require us to make adjustments with respect to our unitholders or pay other amounts), we will be treated as transferring all of our assets, subject to liabilities, to a newly formed corporation, on the first day of the year in which we fail to meet the Qualifying Income Exception, in return for stock in that corporation, and then as distributing that stock to our unitholders in liquidation. This deemed contribution and liquidation should be tax-free to our unitholders and us so long as we, at that time, do not have liabilities in excess of the tax basis of our assets. Thereafter, we would be treated as a corporation for U.S. federal income tax purposes.

The present U.S. federal income tax treatment of publicly traded partnerships, including us, or an investment in our common units may be modified by administrative, legislative or judicial interpretation at any time. For example, from time to time members of the U.S. Congress and the President propose and consider substantive changes to the existing federal income tax laws that would affect publicly traded partnerships, including the elimination of partnership tax treatment for publicly traded partnerships. Any modification to the U.S. federal income tax laws and interpretations thereof may or may not be retroactively applied and could make it more difficult or impossible to meet the exception for us to be treated as a partnership for U.S. federal income tax purposes. We are unable to predict whether any such changes will ultimately be enacted. However, it is possible that a change in law could affect us and may be applied retroactively. Any such changes could negatively impact the value of an investment in our common units.

If for any reason we were treated as a corporation for U.S. federal income tax purposes in any taxable year, our items of income, gain, loss and deduction would be reflected only on our tax return rather than being passed through to our unitholders, and our net income would be taxed to us at corporate rates. In addition, any distribution made to a unitholder would be treated as taxable dividend income, to the extent of our current and accumulated earnings and profits, or, in the absence of earnings and profits, a nontaxable return of capital, to the extent of the unitholder’s tax basis in the partner’s common units, or taxable capital gain, after the unitholder’s tax basis in the partner’s common units is reduced to zero. Accordingly, taxation as a corporation would result in a material reduction in a unitholder’s cash flow and after-tax return and thus would likely result in a substantial reduction of the value of the common units.

The remainder of this discussion is based on Andrews Kurth LLP’s opinion that we will be treated as a partnership for U.S. federal income tax purposes.

Tax Consequences of Unit Ownership

Limited Partner Status

Unitholders who are admitted as limited partners of Williams Partners L.P. will be treated as partners of Williams Partners L.P. for U.S. federal income tax purposes. Also, unitholders whose common units are held in street name or by a nominee and who have the right to direct the nominee in the exercise of all substantive rights attendant to the ownership of their common units will be treated as partners of Williams Partners L.P. for U.S. federal income tax purposes.

A beneficial owner of common units whose units have been transferred to a short seller to complete a short sale would appear to lose the unitholder’s status as a partner with respect to those units for U.S. federal income tax purposes. Please read “— Treatment of Short Sales.”

Items of our income, gain, loss or deduction would not appear to be reportable by a unitholder who is not a partner for U.S. federal income tax purposes, and any cash distributions received by a unitholder who is not a partner for U.S. federal income tax purposes would therefore appear to be fully taxable as ordinary income. These holders are urged to consult their own tax advisors with respect to their tax consequences of holding common units in Williams Partners L.P. for U.S. federal income tax purposes. The references to “unitholders” in the discussion that follows are to persons who are treated as partners in Williams Partners L.P. for U.S. federal income tax purposes.

Flow-Through of Taxable Income

Subject to the discussion below under “— Entity-Level Collections,” we do not pay any U.S. federal income tax. Instead, each unitholder will be required to report on the unitholder’s income tax return the unitholder’s share of our income, gains, losses and deductions without regard to whether we make cash distributions to him. Consequently, we may allocate income to a unitholder even if he has not received a cash distribution. Each unitholder will be required to include in income the unitholder’s allocable share of our income, gains, losses and deductions for our taxable year or years ending with or within the unitholder’s taxable year. Our taxable year ends on December 31.

Treatment of Distributions

Distributions made by us to a unitholder generally will not be taxable to the unitholder for U.S. federal income tax purposes, except to the extent the amount of any such cash distribution exceeds the unitholder’s tax basis in the unitholder’s common units immediately before the distribution. Cash distributions made by us to a unitholder in an amount in excess of the unitholder’s tax basis in the unitholder’s common units generally will be considered to be gain from the sale or exchange of the common units, taxable in accordance with the rules described under “— Disposition of Common Units” below. Any reduction in a unitholder’s share of our liabilities for which no partner, including our general partner, bears the economic risk of loss, known as “nonrecourse liabilities,” will be treated as a distribution by us of cash to that unitholder. To the extent our distributions cause a unitholder’s “at risk” amount to be less than zero at the end of any taxable year, he must recapture any losses deducted in previous years. Please read “— Limitations on Deductibility of Losses.”

A decrease in a unitholder’s percentage interest in us because of our issuance of additional common units will decrease the unitholder’s share of our nonrecourse liabilities, and thus will result in a corresponding deemed distribution of cash. This deemed distribution may constitute a non-pro rata distribution. A non-pro rata distribution of money or property, including a deemed distribution, may result in ordinary income to a unitholder, regardless of the unitholder’s tax basis in the unitholder’s common units, if the distribution reduces the unitholder’s share of our “unrealized receivables,” including depreciation recapture, and/or substantially appreciated “inventory items,” both as defined in Section 751 of the Internal Revenue Code, and collectively, “Section 751 Assets.” To that extent, the unitholder will be treated as having been distributed the unitholder’s proportionate share of the Section 751 Assets and then having exchanged those assets with us in return for the non-pro rata portion of the actual distribution made to him. This latter deemed exchange will generally result in the unitholder’s realization of ordinary income, which will equal the excess of the non-pro rata portion of that distribution over the unitholder’s tax basis (generally zero) in the Section 751 Assets deemed relinquished in the exchange.

Basis of Common Units

A unitholder’s initial tax basis in the unitholder’s common units will be the amount he paid for the common units increased by the unitholder’s initial allocable share of our nonrecourse liabilities. That basis generally will be (i) increased by the unitholder’s share of our income and by any increases in the unitholder’s share of our nonrecourse liabilities, and (ii) decreased, but not below zero, by distributions from us, by the unitholder’s share of our losses, by any decreases in the unitholder’s share of our nonrecourse liabilities and by the unitholder’s share of our expenditures that are not deductible in computing taxable income and are not required to be capitalized. A unitholder will have no share of our debt that is recourse to our general partner, but will have a share, generally based on the unitholder’s share of our profits, of our nonrecourse liabilities. Please read “— Disposition of Common Units — Recognition of Gain or Loss.”

Limitations on Deductibility of Losses

The deduction by a unitholder of that unitholder’s share of our losses will be limited to the tax basis the unitholder has in the unitholder’s common units and, in the case of an individual, estate, trust or corporate unitholder (if more than 50% of the value of the corporate unitholder’s stock is owned directly or indirectly by or for five or fewer individuals or some tax-exempt organizations), to the amount for which the unitholder is considered to be “at risk” with respect to our activities, if that amount is less than the unitholder’s tax basis. A unitholder subject to these limitations must recapture losses deducted in previous years to the extent that distributions cause the unitholder’s at risk amount to be less than zero at the end of any taxable year. Losses disallowed to a unitholder or recaptured as a result of these limitations will carry forward and will be allowable as a deduction in a later year to the extent that the unitholder’s tax basis or at risk amount, whichever is the limiting factor, is subsequently increased, provided such losses are otherwise allowable. Upon the taxable disposition of a unit, any gain recognized by a unitholder can be offset by losses that were previously suspended by the at risk limitation but may not be offset by losses suspended by the basis limitation. Any loss previously suspended by the at risk limitation in excess of that gain would no longer be utilizable.

In general, a unitholder will be at risk to the extent of the tax basis of the unitholder’s common units, excluding any portion of that basis attributable to the unitholder’s share of our nonrecourse liabilities, reduced by (i) any portion of that basis representing amounts otherwise protected against loss because of a guarantee, stop loss agreement or other similar arrangement and (ii) any amount of money he borrows to acquire or hold the unitholder’s common units, if the lender of those borrowed funds owns an interest in us, is related to another unitholder or can look only to the common units for repayment. A unitholder’s at risk amount will increase or decrease as the tax basis of the unitholder’s units increases or decreases, other than tax basis increases or decreases attributable to increases or decreases in the unitholder’s share of our nonrecourse liabilities.

In addition to the basis and at risk limitations on the deductibility of losses, the passive loss limitations generally provide that individuals, estates, trusts and some closely-held corporations and personal service corporations are permitted to deduct losses from passive activities, which are generally trade or business activities in which the taxpayer does not materially participate, only to the extent of the taxpayer’s income from those passive activities. The passive loss limitations are applied separately with respect to each publicly traded partnership. Consequently, any passive losses we generate will only be available to offset our passive income generated in the future and will not be available to offset income from other passive activities or investments, including our investments or a unitholder’s investments in other publicly traded partnerships, or a unitholder’s salary or active business income. Passive losses that are not deductible because they exceed a unitholder’s share of income we generate may be deducted in full when the unitholder disposes of the unitholder’s entire investment in us in a fully taxable transaction with an unrelated party. The passive loss limitations are applied after other applicable limitations on deductions, including the at risk rules and the basis limitation.

A unitholder’s share of our net income may be offset by any of our suspended passive losses, but it may not be offset by any other current or carryover losses from other passive activities, including those attributable to other publicly traded partnerships.

Limitations on Interest Deductions

The deductibility of a non-corporate taxpayer’s “investment interest expense” is generally limited to the amount of that taxpayer’s “net investment income.” Investment interest expense includes:

•	interest on indebtedness properly allocable to property held for investment;

•	our interest expense attributed to portfolio income; and

•	the portion of interest expense incurred to purchase or carry an interest in a passive activity to the extent attributable to portfolio income.

The computation of a unitholder’s investment interest expense will take into account interest on any margin account borrowing or other loan incurred to purchase or carry a unit. Net investment income includes gross income from property held for investment and amounts treated as portfolio income under the passive loss rules, less deductible expenses, other than interest, directly connected with the production of investment income, but generally does not include gains attributable to the disposition of property held for investment or qualified dividend income (if applicable). A unitholder’s share of a publicly traded partnership’s portfolio income and, according to the IRS, net passive income will be treated as investment income for purposes of the investment interest expense limitation.

Entity-Level Collections

If we are required or elect under applicable law to pay any U.S. federal, state, local or non-U.S. income tax on behalf of any unitholder or our general partner or any former unitholder, we are authorized to pay those taxes from our funds. That payment, if made, will be treated as a distribution of cash to the unitholder on whose behalf the payment was made. If the payment is made on behalf of a unitholder whose identity cannot be determined, we are authorized to treat the payment as a distribution to all current unitholders. We are authorized to amend our partnership agreement in the manner necessary to maintain uniformity of intrinsic tax characteristics of common units and to adjust later distributions, so that after giving effect to these distributions, the priority and characterization of distributions otherwise applicable under our partnership agreement is maintained as nearly as is practicable. Payments by us as described above could give rise to an overpayment of tax on behalf of an individual unitholder in which event the unitholder would be required to file a claim in order to obtain a credit or refund.

Allocation of Income, Gain, Loss and Deduction

In general, if we have a net profit, our items of income, gain, loss and deduction will be allocated among our general partner and the unitholders in accordance with their percentage interests in us. At any time that incentive distributions are made to our general partner, gross income will be allocated to the general partner to the extent of these distributions. If we have a net loss for an entire taxable year, that loss will be allocated first to our general partner and the unitholders in accordance with their percentage interests in us to the extent of their positive capital accounts and, second, to our general partner.

Specified items of our income, gain, loss and deduction generally will be allocated under Section 704(c) of the Code (or the principles of Section 704(c) of the Code) to account for any difference between the tax basis and fair market value of our assets at the time such assets are contributed to us and at the time of any subsequent offering of our common units (a “Book-Tax Disparity”). As a result, the federal income tax burden associated with any Book-Tax Disparity immediately prior to an offering generally will be borne by the partners holding interests in us prior to such offering. In addition, items of recapture income will be specially allocated to the extent possible to the unitholder who was allocated the deduction giving rise to the treatment of that gain as recapture income in order to minimize the recognition of ordinary income by other unitholders. Finally, although we do not expect that our operations will result in the creation of negative capital accounts, if negative capital accounts nevertheless result, items of our income and gain will be allocated in such amount and manner as is needed to eliminate the negative balance as quickly as possible.

An allocation of items of our income, gain, loss or deduction, other than an allocation required by the Internal Revenue Code to eliminate a Book-Tax Disparity, will generally be given effect for U.S. federal income tax purposes in determining a partner’s share of an item of income, gain, loss or deduction only if the allocation has substantial economic effect. In any other case, a partner’s share of an item will be determined on the basis of the unitholder’s interest in us, which will be determined by taking into account all the facts and circumstances including (i) the partner’s relative contributions to us, (ii) the interests of all the partners in profits and losses, (iii) the interest of all the partners in cash flow and (iv) the rights of all the partners to distributions of capital upon liquidation. Andrews Kurth LLP is of the opinion that, with the exception of the issues described in “— Section 754 Election” and “— Disposition of Common Units — Allocations Between Transferors and Transferees,” allocations under our partnership agreement will be given effect for U.S. federal income tax purposes in determining a partner’s share of an item of income, gain, loss or deduction.

Treatment of Short Sales

A unitholder whose common units are loaned to a “short seller” to cover a short sale of common units may be considered as having disposed of those units. If so, such unitholder would no longer be treated for tax purposes as a partner with respect to those common units during the period of the loan and may recognize gain or loss from the disposition. As a result, during this period:

•	any of our income, gain, loss or deduction with respect to those common units would not be reportable by the unitholder;

•	any cash distributions received by the unitholder as to those common units would be fully taxable; and

•	all of these distributions may be subject to tax as ordinary income.

Andrews Kurth LLP has not rendered an opinion regarding the tax treatment of a unitholder whose common units are loaned to a short seller to cover a short sale of common units; therefore, unitholders desiring to assure their status as partners and avoid the risk of gain recognition from a loan to a short seller are urged to consult a tax advisor to discuss whether it is advisable to modify any applicable brokerage account agreements to prohibit their brokers from borrowing and loaning their common units. The IRS has previously announced that it is studying issues relating to the tax treatment of short sales of partnership interests. Please also read “— Disposition of Common Units — Recognition of Gain or Loss.”

Tax Rates

Under current law, the highest marginal U.S. federal income tax rate applicable to ordinary income of individuals is 39.6% and the highest marginal U.S. federal income tax rate applicable to long-term capital gains (generally, gains from the sale or exchange of certain investment assets held for more than one year) of individuals is 20%. These rates are subject to change by new legislation at any time.

In addition, a 3.8% net investment tax, or NIIT, applies to certain net investment income earned by individuals, estates and trusts. For these purposes, net investment income generally includes a unitholder’s allocable share of our income and gain realized by a unitholder from a sale of common units. In the case of an individual, the tax will be imposed on the lesser of (i) the unitholder’s net investment income or (ii) the amount by which the unitholder’s modified adjusted gross income exceeds specified threshold levels depending on a unitholder’s federal income tax filing status. In the case of an estate or trust, the tax will be imposed on the lesser of (i) undistributed net investment income, or (ii) the excess adjusted gross income over the dollar amount at which the highest income tax bracket applicable to an estate or trust begins. Prospective unitholders are urged to consult with their tax advisors as to the impact of the NIIT on an investment in our common units.

Section 754 Election

We have made the election permitted by Section 754 of the Internal Revenue Code. That election is irrevocable without the consent of the IRS. The election will generally permit us to adjust a common unit purchaser’s tax basis in our assets (“inside basis”) under Section 743(b) of the Internal Revenue Code to reflect the unitholder’s purchase price. The Section 743(b) adjustment separately applies to any transferee of a unitholder who purchases outstanding common units from the unitholder based upon the values and tax bases of our assets at the time of the transfer to the transferee. The Section 743(b) adjustment does not apply to a person who purchases common units directly from us, and belongs only to the purchaser and not to other unitholders. For purposes of this discussion, a unitholder’s inside basis in our assets will be considered to have two components: (i) the unitholder’s share of our tax basis in our assets (“common basis”) and (ii) the unitholder’s Section 743(b) adjustment to that basis.

Where the remedial allocation method is adopted (which we have adopted), Treasury Regulations under Section 743 of the Internal Revenue Code require a portion of the Section 743(b) adjustment attributable to recovery property that is subject to depreciation under Section 168 of the Internal Revenue Code to be depreciated over the remaining cost recovery period for the property’s unamortized Book-Tax Disparity. Under Treasury Regulation Section 1.167(c)-1(a)(6), a Section 743(b) adjustment attributable to property subject to depreciation under Section 167 of the Internal Revenue Code, rather than cost recovery deductions under Section 168, is generally required to be depreciated using either the straight-line method or the 150% declining balance method. Under our partnership agreement, our general partner is authorized to take a position to preserve the uniformity of units even if that position is not consistent with these and any other Treasury Regulations. Please read “— Uniformity of Common Units.”

We depreciate the portion of a Section 743(b) adjustment attributable to unrealized appreciation in the value of our assets, to the extent of any unamortized Book-Tax Disparity, using a rate of depreciation or amortization derived from the depreciation or amortization method and useful life applied to the property’s unamortized Book-Tax Disparity, or treat that portion as non-amortizable to the extent attributable to property which is not amortizable. This method is consistent with methods employed by other publicly traded partnerships but is arguably inconsistent with Treasury Regulation Section 1.167(c)-1(a)(6), which is not expected to directly apply to a material portion of our assets. To the extent this Section 743(b) adjustment is attributable to appreciation in value in excess of the unamortized Book-Tax Disparity, we will apply the rules described in the Treasury Regulations and legislative history. If we determine that this position cannot reasonably be taken, we may take a depreciation or amortization position under which all purchasers acquiring common units in the same month would receive depreciation or amortization deductions, whether attributable to common basis or a Section 743(b) adjustment, based upon the same applicable rate as if they had purchased a direct interest in our assets. If this position is adopted, it may result in lower annual depreciation or amortization deductions than would otherwise be allowable to some unitholders. Please read “— Uniformity of Common Units.” A unitholder’s tax basis for the unitholder’s common units is reduced by the unitholder’s share of our deductions (whether or not such deductions were claimed on an individual’s income tax return) so that any position we take that understates deductions will overstate the common unitholder’s basis in the unitholder’s common units, which may cause the unitholder to understate gain or overstate loss on any sale of such units. Please read “— Disposition of Common Units — Recognition of Gain or Loss.” Andrews Kurth LLP has not rendered an opinion as to whether our method for taking into account Section 743 adjustments is sustainable for property subject to depreciation under Section 167 of the Internal Revenue Code or if we use an aggregate approach as described above, as there is no direct or indirect controlling authority addressing the validity of these positions. Moreover, the IRS may challenge our position with respect to depreciating or amortizing the Section 743(b) adjustment we take to preserve the uniformity of the units. If such a challenge were sustained, the gain from the sale of units might be increased without the benefit of additional deductions.

The calculations involved in the Section 754 election are complex and will be made on the basis of assumptions as to the value of our assets and other matters. For example, the allocation of the Section 743(b) adjustment among our assets must be made in accordance with the Internal Revenue Code. The IRS could seek to reallocate some or all of any Section 743(b) adjustment we allocated to our tangible assets to goodwill instead. Goodwill, an intangible asset, is generally nonamortizable or amortizable over a longer period of time or under a less accelerated method than our tangible assets. We cannot assure you that the determinations we make will not be successfully challenged by the IRS and that the deductions resulting from them will not be reduced or disallowed altogether. Should the IRS require a different basis adjustment to be made, and should, in our opinion, the expense of compliance exceed the benefit of the election, we may seek permission from the IRS to revoke our Section 754 election. If permission is granted, a subsequent purchaser of units may be allocated more income than he would have been allocated had the election not been revoked.

Tax Treatment of Operations

Accounting Method and Taxable Year

We use the year ending December 31 as our taxable year and the accrual method of accounting for federal income tax purposes. Each unitholder will be required to include in income the unitholder’s share of our income, gain, loss and deduction for our taxable year or years ending within or with the unitholder’s taxable year. In addition, a unitholder who has a taxable year ending on a date other than December 31 and who disposes of all of the unitholder’s common units following the close of our taxable year but before the close of the unitholder’s taxable year must include the unitholder’s share of our income, gain, loss and deduction in income for the unitholder’s taxable year, with the result that he will be required to include in income for the unitholder’s taxable year the unitholder’s share of more than one year of our income, gain, loss and deduction. Please read “— Disposition of Common Units — Allocations Between Transferors and Transferees.”

Tax Basis, Depreciation and Amortization

The tax basis of our assets is used for purposes of computing depreciation and cost recovery deductions and, ultimately, gain or loss on the disposition of these assets. The federal income tax burden associated with the difference between the fair market value of our assets and their tax basis immediately prior to the time we issue common units in an offering will be borne by our partners holding interests in us prior to such offering. Please read “— Tax Consequences of Unit Ownership — Allocation of Income, Gain, Loss and Deduction.”

To the extent allowable, we may elect to use the depreciation and cost recovery methods, including bonus depreciation to the extent applicable, that will result in the largest deductions being taken in the early years after assets subject to these allowances are placed in service. Property we subsequently acquire or construct may be depreciated using accelerated methods permitted by the Internal Revenue Code.

If we dispose of depreciable property by sale, foreclosure or otherwise, all or a portion of any gain, determined by reference to the amount of depreciation previously deducted and the nature of the property, may be subject to the recapture rules and taxed as ordinary income rather than capital gain. Similarly, a unitholder who has taken cost recovery or depreciation deductions with respect to property we own will likely be required to recapture some or all of those deductions as ordinary income upon a sale of the unitholder’s interest in us. Please read “— Tax Consequences of Unit Ownership — Allocation of Income, Gain, Loss and Deduction” and “— Disposition of Common Units — Recognition of Gain or Loss.”

The costs we incur in offering and selling our common units (called “syndication expenses”) must be capitalized and cannot be deducted currently, ratably or upon our termination. While there are uncertainties regarding the classification of costs as organization expenses, which may be amortized by us, and as syndication expenses, which may not be amortized by us, the underwriting discount we incur will be treated as syndication expenses.

Valuation and Tax Basis of Our Properties

The federal income tax consequences of the ownership and disposition of common units will depend in part on our estimates of the relative fair market values, and the tax bases, of our assets. Although we may from time to time consult with professional appraisers regarding valuation matters, we will make many of the relative fair market value estimates ourselves. These estimates and determinations of tax basis are subject to challenge and will not be binding on the IRS or the courts. If the estimates of fair market value or basis are later found to be incorrect, the character and amount of items of income, gain, loss or deduction previously reported by unitholders could change, and unitholders could be required to adjust their tax liability for prior years and incur interest and penalties with respect to those adjustments.

Disposition of Common Units

Recognition of Gain or Loss

A unitholder will be required to recognize gain or loss on a sale of common units equal to the difference between the unitholder’s amount realized and the unitholder’s tax basis for the common units sold. A unitholder’s amount realized will equal the sum of the cash or the fair market value of other property the unitholder receives plus the unitholder’s share of our liabilities attributable to the common units sold. Because the amount realized includes a unitholder’s share of our liabilities, the gain recognized on the sale of common units could result in a tax liability in excess of any cash received from the sale.

Prior distributions from us that in the aggregate were in excess of the cumulative net taxable income for a common unit and, therefore, decreased a unitholder’s tax basis in that common unit will, in effect, become taxable income if the common unit is sold at a price greater than the unitholder’s tax basis in that common unit, even if the price received is less than the unitholder’s original cost.

Except as noted below, gain or loss recognized by a unitholder, other than a “dealer” in units, on the sale or exchange of a common unit will generally be taxable as capital gain or loss. Capital gain recognized by an individual on the sale of units held for more than one year will generally be taxed at the U.S. federal income tax rate applicable to long-term capital gains. However, a portion of this gain or loss, which will likely be substantial, will be separately computed and taxed as ordinary income or loss under Section 751 of the Internal Revenue Code to the extent attributable to assets giving rise to depreciation recapture or other “unrealized receivables” or “inventory items” that we own. The term “unrealized receivables” includes potential recapture items, including depreciation recapture. Ordinary income attributable to unrealized receivables, inventory items and depreciation recapture may exceed net taxable gain realized on the sale of a common unit and may be recognized even if there is a net taxable loss realized on the sale of a unit. Thus, a unitholder may recognize both ordinary income and a capital loss upon a sale of units. Capital losses may offset capital gains and no more than $3,000 of ordinary income each year, in the case of individuals, and may only be used to offset capital gains in the case of corporations. Both ordinary income and capital gain recognized by a unitholder on the sale or exchange of a common unit may be subject to the NIIT in certain circumstances. Please read “— Tax Consequences of Unit Ownership — Tax Rates.”

The IRS has ruled that a partner who acquires interests in a partnership in separate transactions must combine those interests and maintain a single adjusted tax basis for all those interests. Upon a sale or other disposition of less than all of those interests, a portion of that tax basis must be allocated to the interests sold using an “equitable apportionment” method, which generally means that the tax basis allocated to the interest sold equals an amount that bears the same relation to the partner’s tax basis in the unitholder’s entire interest in the partnership as the value of the interest sold bears to the value of the partner’s entire interest in the partnership. Treasury Regulations under Section 1223 of the Internal Revenue Code allow a selling unitholder who can identify common units transferred with an ascertainable holding period to elect to use the actual holding period of the common units transferred. Thus, according to the ruling discussed above, a common unitholder will be unable to select high or low basis common units to sell as would be the case with corporate stock, but, according to the Treasury Regulations, may designate specific common units sold for purposes of determining the holding period of common units transferred. A unitholder electing to use the actual holding period of common units transferred must consistently use that identification method for all subsequent sales or exchanges of common units. A unitholder considering the purchase of additional common units or a sale of common units purchased in separate transactions is urged to consult the unitholder’s tax advisor as to the possible consequences of this ruling and application of the Treasury Regulations.

Specific provisions of the Internal Revenue Code affect the taxation of some financial products and securities, including partnership interests, by treating a taxpayer as having sold an “appreciated” partnership interest, one in which gain would be recognized if it were sold, assigned or terminated at its fair market value, if the taxpayer or related persons enter(s) into:

•	a short sale;

•	an offsetting notional principal contract; or

•	a futures or forward contract;

in each case, with respect to the partnership interest or substantially identical property.

Moreover, if a taxpayer has previously entered into a short sale, an offsetting notional principal contract or a futures or forward contract with respect to the partnership interest, the taxpayer will be treated as having sold that position if the taxpayer or a related person then acquires the partnership interest or substantially identical property. The Secretary of the Treasury is also authorized to issue regulations that treat a taxpayer that enters into transactions or positions that have substantially the same effect as the preceding transactions as having constructively sold the financial position.

Allocations Between Transferors and Transferees

In general, our taxable income or loss will be determined annually, will be prorated on a monthly basis and will be subsequently apportioned among the unitholders in proportion to the number of common units owned by each of them as of the opening of the applicable exchange on the first business day of the month, which we refer to in this discussion as the “Allocation Date.” However, gain or loss realized on a sale or other disposition of our assets other than in the ordinary course of business will be allocated among the unitholders on the Allocation Date in the month in which that gain or loss is recognized. As a result, a unitholder transferring common units may be allocated income, gain, loss and deduction realized after the date of transfer.

Although simplifying conventions are contemplated by the Internal Revenue Code and most publicly traded partnerships use similar simplifying conventions, the use of this method may not be permitted under existing

Treasury Regulations as there is no direct or indirect controlling authority on this issue. The Department of the Treasury and the IRS have issued proposed Treasury Regulations that provide a safe harbor pursuant to which a publicly traded partnership may use a similar monthly simplifying convention to allocate tax items among transferor and transferee unitholders, although such tax items must be prorated on a daily basis. Nonetheless, the proposed regulations do not specifically authorize the use of the proration method we have adopted. Existing publicly traded partnerships are entitled to rely on these proposed Treasury Regulations; however, they are not binding on the IRS and are subject to change until final Treasury Regulations are issued. Accordingly, Andrews Kurth LLP has not rendered an opinion on the validity of this method of allocating income and deductions between transferor and transferee unitholders because the issue has not been finally resolved by the IRS or the courts. If this method is not allowed under the Treasury Regulations, or only applies to transfers of less than all of the unitholder’s interest, our taxable income or losses might be reallocated among the unitholders. We are authorized to revise our method of allocation between transferor and transferee unitholders, as well as unitholders whose interests vary during a taxable year, to conform to a method permitted under future Treasury Regulations.

A unitholder who owns common units at any time during a quarter and who disposes of them prior to the record date set for a cash distribution for that quarter will be allocated items of our income, gain, loss and deduction attributable to the month of disposition but will not be entitled to receive that cash distribution.

Notification Requirements

A unitholder who sells any of the unitholder’s common units is generally required to notify us in writing of that sale within 30 days after the sale (or, if earlier, January 15 of the year following the sale). A purchaser of common units who purchases common units from another unitholder is also generally required to notify us in writing of that purchase within 30 days after the purchase. Upon receiving such notifications, we are required to notify the IRS of that transaction and to furnish specified information to the transferor and transferee. Failure to notify us of a transfer of common units may, in some cases, lead to the imposition of penalties. However, these reporting requirements do not apply to a sale by an individual who is a citizen of the U.S. and who effects the sale or exchange through a broker who will satisfy such requirements.

Constructive Termination

We will be considered to have “constructively” terminated as a partnership for U.S. federal income tax purposes upon the sale or exchange of our interests that, in the aggregate, constitute 50% or more of the total interests in our capital and profits within a 12-month period. For such purposes, multiple sales of the same common unit are counted only once. A constructive termination results in the closing of our taxable year for all unitholders. In the case of a unitholder reporting on a taxable year other than a calendar year, the closing of our taxable year may result in more than 12 months of our taxable income or loss being includable in the unitholder’s taxable income for the year of termination. A constructive termination occurring on a date other than December 31 will result in us filing two tax returns for one fiscal year and the cost of the preparation of these returns will be borne by all unitholders. However, pursuant to an IRS relief procedure for publicly traded partnerships that have constructively terminated, the IRS may allow, among other things, that we provide a single Schedule K-1 for the taxable year in which the termination occurs. We would be required to make new tax elections after a termination, including a new election under Section 754 of the Internal Revenue Code, and a termination would result in a deferral of our deductions for depreciation. A termination could also result in penalties if we were unable to determine that the termination had occurred. Moreover, a termination might either accelerate the application of, or subject us to, any tax legislation enacted before the termination.

Uniformity of Common Units

Because we cannot match transferors and transferees of common units and because of other reasons, we must maintain uniformity of the economic and tax characteristics of the common units to a purchaser of these common units. In the absence of uniformity, we may be unable to completely comply with a number of U.S.

federal income tax requirements, both statutory and regulatory. A lack of uniformity can result from a literal application of Treasury Regulation Section 1.167(c)-1(a)(6). Any non-uniformity could have a negative impact on the value of the common units. Please read “— Tax Consequences of Unit Ownership — Section 754 Election.”

We depreciate the portion of a Section 743(b) adjustment attributable to unrealized appreciation in the value of our assets, to the extent of any unamortized Book-Tax Disparity, using a rate of depreciation or amortization derived from the depreciation or amortization method and useful life applied to the property’s unamortized Book-Tax Disparity, or treat that portion as nonamortizable, to the extent attributable to property which is not amortizable, consistent with the Treasury Regulations under Section 743 of the Internal Revenue Code, even though that position may be inconsistent with Treasury Regulation Section 1.167(c)-1(a)(6), which is not expected to directly apply to a material portion of our assets. Please read “— Tax Consequences of Unit Ownership — Section 754 Election.” To the extent that the Section 743(b) adjustment is attributable to appreciation in value in excess of the unamortized Book-Tax Disparity, we will apply the rules described in the Treasury Regulations and legislative history. If we determine that this position cannot reasonably be taken, we may adopt a depreciation and amortization position under which all purchasers acquiring common units in the same month would receive depreciation and amortization deductions, whether attributable to common basis or a Section 743(b) adjustment, based upon the same applicable rate as if they had purchased a direct interest in our assets. If this position is adopted, it may result in lower annual depreciation and amortization deductions than would otherwise be allowable to some unitholders and risk the loss of depreciation and amortization deductions not taken in the year that these deductions are otherwise allowable. This position will not be adopted if we determine that the loss of depreciation and amortization deductions will have a material adverse effect on the unitholders. If we choose not to utilize this aggregate method, we may use any other reasonable depreciation and amortization method to preserve the uniformity of the intrinsic tax characteristics of any units that would not have a material adverse effect on the unitholders. In either case, and as stated above under “— Tax Consequences of Unit Ownership — Section 754 Election,” Andrews Kurth LLP, has not rendered an opinion with respect to these methods. Moreover, the IRS may challenge any method of depreciating the Section 743(b) adjustment described in this paragraph. If this challenge were sustained, the uniformity of common units might be affected, and the gain from the sale of common units might be increased without the benefit of additional deductions. Please read “— Disposition of Common Units — Recognition of Gain or Loss.”

Tax-Exempt Organizations and Other Investors

Ownership of common units by employee benefit plans, other tax-exempt organizations, non-resident aliens, non-U.S. corporations and other non-U.S. persons raises issues unique to those investors and, as described below to a limited extent, may have substantially adverse tax consequences to them. Tax-exempt entities and non-U.S persons, are encouraged to consult their tax advisors before investing in our common units.

Employee benefit plans and most other organizations exempt from U.S. federal income tax, including individual retirement accounts and other retirement plans, are subject to U.S. federal income tax on unrelated business taxable income. Virtually all of our income allocated to a unitholder that is a tax-exempt organization will be unrelated business taxable income and will be taxable to it.

Non-resident aliens and non-U.S. corporations, trusts or estates that own common units will be considered to be engaged in business in the U.S. because of the ownership of common units. As a consequence, they will be required to file U.S. federal tax returns to report their share of our income, gain, loss or deduction and pay U.S. federal income tax at regular rates on their share of our net income or gain. Moreover, under rules applicable to publicly traded partnerships, distributions to non-U.S. unitholders are subject to withholding at the highest applicable effective tax rate. Each non-U.S. unitholder must obtain a taxpayer identification number from the IRS and submit that number to our transfer agent on a Form W-8BEN, W-8BEN-E or applicable substitute form in order to obtain credit for these withholding taxes. A change in applicable law may require us to change these procedures.

In addition, because a non-U.S. corporation that owns common units will be treated as engaged in a U.S. trade or business, that corporation may be subject to the U.S. branch profits tax at a rate of 30%, in addition to regular U.S. federal income tax, on its share of our income and gain, as adjusted for changes in the non-U.S. corporation’s “U.S. net equity,” which is effectively connected with the conduct of a U.S. trade or business. That tax may be reduced or eliminated by an income tax treaty between the U.S. and the country in which the non-U.S. corporate unitholder is a “qualified resident.” In addition, this type of unitholder is subject to special information reporting requirements under Section 6038C of the Internal Revenue Code.

A non-U.S. unitholder who sells or otherwise disposes of a common unit will be subject to U.S. federal income tax on gain realized from the sale or disposition of that common unit to the extent the gain is effectively connected with a U.S. trade or business of the non-U.S. unitholder. Under a ruling published by the IRS, interpreting the scope of “effectively connected income,” a non-U.S. unitholder would be considered to be engaged in a trade or business in the U.S. by virtue of the U.S. activities of the partnership, and part or all of that unitholder’s gain would be effectively connected with that unitholder’s indirect U.S. trade or business. Moreover, under the Foreign Investment in Real Property Tax Act, a non-U.S. unitholder generally will be subject to U.S. federal income tax upon the sale or disposition of a common unit if (i) he owned (directly or constructively applying certain attribution rules) more than 5% of our common units at any time during the five-year period ending on the date of such disposition and (ii) 50% or more of the fair market value of all of our assets consisted of U.S. real property interests at any time during the shorter of the period during which the unitholder held the common units or the 5-year period ending on the date of disposition.

Administrative Matters

Information Returns and Audit Procedures

We intend to furnish to each unitholder, within 90 days after the close of each taxable year, specific tax information, including a Schedule K-1, which describes the unitholder’s share of our income, gain, loss and deduction for our preceding taxable year. In preparing this information, which will not be reviewed by counsel, we will take various accounting and reporting positions, some of which have been mentioned earlier, to determine each unitholder’s share of income, gain, loss and deduction. We cannot assure you that those positions will yield a result that conforms to the requirements of the Internal Revenue Code, Treasury Regulations or administrative interpretations of the IRS. Neither we nor Andrews Kurth LLP can assure prospective unitholders that the IRS will not successfully contend in court that those positions are impermissible. Any challenge by the IRS could negatively affect the value of the units.

The IRS may audit our U.S. federal income tax information returns. Adjustments resulting from an IRS audit may require each unitholder to adjust a prior year’s tax liability, and possibly may result in an audit of the unitholder’s return. Any audit of a unitholder’s return could result in adjustments not related to our returns as well as those related to our returns.

Partnerships generally are treated as entities separate from their owners for purposes of U.S. federal income tax audits, judicial review of administrative adjustments by the IRS and tax settlement proceedings. The tax treatment of partnership items of income, gain, loss and deduction are determined in a partnership proceeding rather than in separate proceedings with the partners. The Internal Revenue Code requires that one partner be designated as the “Tax Matters Partner” for these purposes. The partnership agreement names our general partner as our Tax Matters Partner.

The Tax Matters Partner has made and will make some elections on our behalf and on behalf of unitholders. In addition, the Tax Matters Partner can extend the statute of limitations for assessment of tax deficiencies against unitholders for items in our returns. The Tax Matters Partner may bind a unitholder with less than a 1% profits interest in us to a settlement with the IRS unless that unitholder elects, by filing a statement with the IRS, not to give that authority to the Tax Matters Partner. The Tax Matters Partner may seek judicial review, by which all the unitholders are bound, of a final partnership administrative adjustment and, if the Tax Matters Partner fails to seek judicial review, judicial review may be sought by any unitholder having at least a 1% interest in profits or by any group of unitholders having in the aggregate at least a 5% interest in profits. However, only one action for judicial review will go forward, and each unitholder with an interest in the outcome may participate in that action.

A unitholder must file a statement with the IRS identifying the treatment of any item on the unitholder’s U.S. federal income tax return that is not consistent with the treatment of the item on our return. Intentional or negligent disregard of this consistency requirement may subject a unitholder to substantial penalties.

Nominee Reporting

Persons who hold an interest in us as a nominee for another person are required to furnish to us:

(a) the name, address and taxpayer identification number of the beneficial owner and the nominee,

(b) a statement regarding whether the beneficial owner is:

(1) a person that is not a U.S. person;

(2) a non-U.S. government, an international organization or any wholly owned agency or instrumentality of either of the foregoing; or

(3) a tax-exempt entity;

(c) the amount and description of common units held, acquired or transferred for the beneficial owner; and

(d) specific information including the dates of acquisitions and transfers, means of acquisitions and transfers, and acquisition cost for purchases, as well as the amount of net proceeds from sales.

Brokers and financial institutions are required to furnish additional information, including whether they are U.S. persons and specific information on common units they acquire, hold or transfer for their own account. A penalty of $100 per failure, up to a maximum of $1.5 million per calendar year, is imposed by the Internal Revenue Code for failure to report that information to us. The nominee is required to supply the beneficial owner of the common units with the information furnished to us.

Accuracy-Related Penalties

Certain penalties may be imposed under the Internal Revenue Code as a result of an underpayment of tax that is attributable to one or more specified causes, including negligence or disregard of rules or regulations, substantial understatements of income tax and substantial valuation misstatements. No penalty will be imposed, however, for any portion of an underpayment if it is shown that there was a reasonable cause for the underpayment of that portion and that the taxpayer acted in good faith regarding the underpayment of that portion. We do not anticipate that any accuracy-related penalties will be assessed against us.

Reportable Transactions

If we were to engage in a “reportable transaction,” we (and possibly our unitholders and others) would be required to make a detailed disclosure of the transaction to the IRS. A transaction may be a reportable transaction based upon any of several factors, including the fact that it is a type of tax avoidance transaction publicly identified by the IRS as a “listed transaction” or that it produces certain kinds of losses for partnerships, individuals, S corporations, and trusts in excess of $2 million in any single tax year, or $4 million in any combination of six successive tax years. Our participation in a reportable transaction could increase the likelihood that our U.S. federal income tax information return (and possibly our unitholders’ tax returns) would be audited by the IRS. Please read “— Information Returns and Audit Procedures.”

Moreover, if we were to participate in a reportable transaction with a significant purpose to avoid or evade tax, or in any listed transaction, our unitholders may be subject to the following additional consequences:

•	accuracy-related penalties with a broader scope, significantly narrower exceptions, and potentially greater amounts than described in “— Accuracy-Related Penalties;”

•	for those persons otherwise entitled to deduct interest on U.S. federal tax deficiencies, nondeductibility of interest on any resulting tax liability; and

•	in the case of a listed transaction, an extended statute of limitations.

We do not expect to engage in any “reportable transactions.”

State, Local and Other Tax Considerations

In addition to U.S. federal income taxes, unitholders may be subject to other taxes, such as state and local income taxes, unincorporated business taxes, and estate, inheritance or intangible taxes that may be imposed by the various jurisdictions in which we do business or own property or in which you are a resident. We currently own property or conduct business in various states, most of which impose personal income taxes on individuals. Most of these states also impose an income tax on corporations and other entities. Moreover, we may also own property or do business in other jurisdictions in the future that impose income or similar taxes on nonresident individuals. Although an analysis of those various taxes is not presented here, each prospective unitholder should consider their potential impact on the unitholder’s investment in us. A unitholder may be required to file state income tax returns and to pay state income taxes in many of these states in which we do business or own property and may be subject to penalties for failure to comply with those requirements. In some states, tax losses may not produce a tax benefit in the year incurred and may not be available to offset income in subsequent taxable years. We determine our depreciation and cost recovery allowances using U.S. federal income tax methods and may use methods that result in the largest deductions being taken in the early years after assets are placed in service. Some of the jurisdictions in which we do business or own property may not conform to these federal depreciation methods. A successful challenge to these methods could adversely affect the amount of taxable income or loss being allocated to our unitholders for state tax purposes. It also could affect the amount of gain from a unitholder’s sale of common units and could have a negative impact on the value of the common units or result in audit adjustments to the unitholder’s state tax returns.

Some of the states may require us, or we may elect, to withhold a percentage of income from amounts to be distributed to a unitholder who is not a resident of the state. Withholding, the amount of which may be greater or less than a particular unitholder’s income tax liability to the state, generally does not relieve a nonresident unitholder from the obligation to file an income tax return. Amounts withheld will be treated as if distributed to unitholders for purposes of determining the amounts distributed by us. Please read “— Tax Consequences of Unit Ownership — Entity-Level Collections.” Based on current law and our estimate of our future operations, our general partner anticipates that any amounts required to be withheld will not be material.

It is the responsibility of each unitholder to investigate the legal and tax consequences, under the laws of pertinent jurisdictions, of the unitholder’s investment in us. Accordingly, each prospective unitholder is urged to consult, and depend on, the unitholder’s own tax counsel or other advisor with regard to those matters. Further, it is the responsibility of each unitholder to file all state, local and non-U.S., as well as U.S. federal tax returns, that may be required of it. Andrews Kurth LLP has not rendered an opinion on the state, local, alternative minimum tax or non-U.S. tax consequences of an investment in us.

Tax Consequences of Ownership of Debt Securities

A description of the material U.S. federal income tax consequences of the acquisition, ownership and disposition of debt securities will be set forth in a prospectus supplement relating to the offering of debt securities.

INVESTMENT IN WILLIAMS PARTNERS L.P. BY EMPLOYEE BENEFIT PLANS

An investment in us by certain employee benefit plans may be subject to additional considerations because the investments of these plans are subject to the fiduciary responsibility and prohibited transaction provisions of ERISA and the restrictions imposed by Section 4975 of the Internal Revenue Code, and provisions under any federal, state, local, non-U.S. or other laws or regulations that are similar to such provisions of the Internal Revenue Code or ERISA (collectively, “Similar Laws”). For these purposes the term “employee benefit plan” includes, but is not limited to, qualified pension, profit-sharing and stock bonus plans, Keogh plans, simplified employee pension plans and tax deferred annuities or individual retirement accounts or annuities, or IRAs established or maintained by an employer or employee organization, and entities whose underlying assets are considered to include “plan assets,” within the meaning of 29 C.F.R. Section 2510.3-101, as modified by Section 3(42) of ERISA or any applicable Similar Laws, of such plans, accounts and arrangements.

ERISA and the Internal Revenue Code impose certain duties on persons who are fiduciaries of an employee benefit plan and prohibit certain transactions involving the assets of an employee benefit plan and its fiduciaries or other interested parties. Under ERISA and the Internal Revenue Code, any person who exercises any discretionary authority or control over the administration of an employee benefit plan or the management or disposition of the assets of such a plan, or who renders investment advice for a fee or other compensation (direct or indirect) to an employee benefit plan, is generally considered to be a fiduciary of the employee benefit plan. In considering an investment in us, among other things, consideration should be given to:

•	whether the investment satisfies the prudence requirements under Section 404(a)(1)(B) of ERISA;

•	whether in making the investment, the plan will satisfy the diversification requirements of Section 404(a)(1)(C) of ERISA;

•	whether the investment will result in recognition of unrelated business taxable income by the plan and, if so, the potential after-tax investment return. Please read “Material Tax Considerations — Tax-Exempt Organizations and Other Investors”;

•	whether the investment is permitted under the terms of the applicable documents governing the plan;

•	whether in making the investment, the plan will be considered to hold as plan assets (1) only the investment in us or (2) an undivided interest in our underlying assets; and

•	whether making such an investment will comply with the delegation of control and prohibited transaction provisions of ERISA, the Internal Revenue Code and any other applicable Similar Laws.

Section 406 of ERISA and Section 4975 of the Internal Revenue Code prohibit employee benefit plans from engaging in specified transactions involving “plan assets” with parties that, with respect to the plan, are “parties in interest,” within the meaning of Section 3(14) of ERISA or “disqualified persons,” within the meaning of Section 4975 of the Internal Revenue Code unless an exemption is available. A party in interest or disqualified person who engages in a non-exempt prohibited transaction may be subject to excise taxes and other penalties and liabilities under ERISA and the Internal Revenue Code. In addition, the fiduciary of the employee benefit plan that engaged in such a non-exempt prohibited transaction may be subject to excise taxes, penalties and liabilities under ERISA and the Internal Revenue Code. The prohibited transaction rules are complex, and persons involved in prohibited transactions are subject to penalties. For that reason, potential employee benefit plan investors should consult with their counsel to determine the consequences under ERISA and the Internal Revenue Code of their acquisition and ownership of us.

In addition to considering whether the purchase of our units is a prohibited transaction, a fiduciary should consider whether the plan will, by investing in us, be deemed to own an undivided interest in our assets, with the result that our general partner would also be a fiduciary of such plan and our operations would be subject to the regulatory restrictions of ERISA, including its prohibited transaction rules, as well as the prohibited transaction rules of the Internal Revenue Code, ERISA and any other Similar Laws. The Department of Labor regulations provide guidance with respect to whether, in certain circumstances, the assets of an entity in which employee benefit plans acquire equity interests would be deemed “plan assets.” Under these regulations, an entity’s assets would not be considered to be “plan assets” if, among other things:

(a) the equity interests acquired by the employee benefit plan are publicly offered securities — i.e., the equity interests are widely held by 100 or more investors independent of the issuer and each other, are “freely transferable” (as defined in the regulations) and are either part of a class registered under certain provisions of the federal securities laws or sold to the plan as part of a public offering under certain conditions;

(b) the entity is an “operating company,” — i.e., it is primarily engaged in the production or sale of a product or service, other than the investment of capital, either directly or through a majority-owned subsidiary or subsidiaries; or

(c) there is no significant investment by “benefit plan investors,” (as defined in the regulations) which is defined to mean that less than 25% of the value of each class of equity interest, disregarding certain interests held by our general partner, its affiliates and certain other persons, is held by such benefit plan investors.

With respect to an investment in us, we believe that our assets should not be considered “plan assets” under these regulations because it is expected that the investment will satisfy the requirements in (a) and (b) above and may also satisfy the requirement in (c) above (although we do not monitor the level of benefit plan investors as required for compliance with (c)).

The foregoing discussion of issues arising for employee benefit plan investments under ERISA and the Internal Revenue Code is general in nature and is not intended to be all inclusive, nor should it be construed as legal advice. In light of the complexity of these rules and the excise taxes, penalties and liabilities that may be imposed on persons who engage in prohibited transactions or other violations, plan fiduciaries contemplating a purchase of our units should consult with their own counsel regarding the consequences under ERISA and the Internal Revenue Code and other Similar Laws.

PLAN OF DISTRIBUTION

We may sell the common units or debt securities through underwriters or dealers in firm commitment underwritings. The selling securityholders named in the applicable prospectus supplement may sell common units held by them through underwriters or dealers in firm commitment underwritings. To the extent required, this prospectus may be amended or supplemented from time to time to describe a particular plan of distribution. The place and time of delivery for the securities in respect of which this prospectus is delivered will be set forth in the accompanying prospectus supplement.

If we or any selling securityholders sell securities in respect of which this prospectus is delivered, we or such selling securityholders will enter into an underwriting agreement with the underwriters chosen for such sale at the time of sale to them. We will set forth the names of the underwriters and the terms of the transaction in a prospectus supplement, which will be used by the underwriters to make resales of the securities in respect of which this prospectus is delivered to the public. We or such selling securityholders may indemnify the underwriters under the underwriting agreement against specified liabilities, including liabilities under the Securities Act. The underwriters may also engage in transactions with or perform services for us or such selling securityholders in the ordinary course of business.

The common units or debt securities of the series offered will be acquired by the underwriters for their own account. The underwriters may resell the common units or debt securities in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale. The obligations of the underwriters to purchase the common units or debt securities of the series offered will be subject to certain conditions. The underwriters will be obligated to purchase all the common units or debt securities of the series offered if any of the securities are purchased. Any initial public offering price and any discounts or concessions allowed or re-allowed or paid to dealers may be changed from time to time.

In connection with offerings of securities under the registration statement of which this prospectus forms a part, and in compliance with applicable law, underwriters, brokers or dealers may engage in transactions that stabilize or maintain the market price of the securities at levels above those that might otherwise prevail in the open market. Specifically, underwriters, brokers or dealers may over-allot in connection with offerings, creating a short position in the securities for their own accounts. For the purpose of covering a syndicate short position or stabilizing the price of the securities, the underwriters, brokers or dealers may place bids for the securities or effect purchases of the securities in the open market. Finally, the underwriters may impose a penalty whereby selling concessions allowed to syndicate members or other brokers or dealers for distribution of the securities in offerings may be reclaimed by the syndicate if the syndicate repurchases previously distributed securities in transactions to cover short positions, in stabilization transactions or otherwise. These activities may stabilize, maintain or otherwise affect the market price of the securities, which may be higher than the price that might otherwise prevail in the open market, and, if commenced, may be discontinued at any time.

The debt securities, when first issued, will have no established trading market. The debt securities of the series offered may or may not be listed on a national securities exchange. No assurances can be given that there will be a market for the debt securities. Any underwriters to whom debt securities are sold for public offering and sale may make a market in such debt securities, but such underwriters will not be obligated to do so and may discontinue any market making at any time without notice. No assurance can be given as to the liquidity of the trading market for any such debt securities.

Underwriters and dealers that participate in the distribution of the common units or debt securities may be underwriters as defined in the Securities Act, and any discounts or commissions received by them from us and any profit on the resale of the common units or debt securities by them may be treated as underwriting discounts and commissions under the Securities Act. Any underwriters will be identified and their compensation will be described in a prospectus supplement.

SELLING SECURITYHOLDERS

Information about selling securityholders, where applicable, will be set forth in a prospectus supplement, in a post-effective amendment, or in filings we make with the SEC under the Exchange Act that are incorporated by reference.

LEGAL MATTERS

Gibson, Dunn & Crutcher LLP has rendered an opinion with respect to the validity of the securities being offered by this prospectus. Andrews Kurth LLP, Houston, Texas, has rendered an opinion with respect to certain tax matters. We have filed these opinions as exhibits to the registration statement of which this prospectus is a part. If the validity of any securities is also passed upon by counsel for the underwriters of an offering of those securities, that counsel will be named in the prospectus supplement relating to that offering.

EXPERTS

The supplemental consolidated financial statements of Williams Partners L.P. appearing in Williams Partners L.P.’s Current Report on Form 8-K dated February 25, 2015 have been audited by Ernst & Young LLP, independent registered public accounting firm, as set forth in their report thereon, included therein, and incorporated herein by reference which is based in part on the report of Deloitte & Touche LLP, independent registered public accounting firm. Such supplemental consolidated financial statements are incorporated herein by reference in reliance upon such reports given on the authority of such firms as experts in accounting and auditing.

The consolidated financial statements of Williams Partners L.P. as of December 31, 2014 and for the year then ended, and the effectiveness of Williams Partners L.P.’s internal control over financial reporting as of December 31, 2014 appearing in Williams Partners L.P.’s Annual Report on Form 10-K for the year ended December 31, 2014 have been audited by Ernst & Young LLP, independent registered public accounting firm, as set forth in their report thereon, included therein, and incorporated herein by reference. Such consolidated financial statements and Williams Partners L.P.’s management’s assessment of the effectiveness of internal control over financial reporting as of December 31, 2014 are incorporated herein by reference in reliance upon such reports given on the authority of such firm as experts in accounting and auditing.

The consolidated financial statements of Williams Partners L.P. as of December 31, 2013 and for each of the two years in the period ended December 31, 2013 incorporated in this Prospectus by reference to the Williams Partners L.P. Annual Report on Form 10-K for the year ended December 31, 2014 have been so incorporated in reliance upon the report of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

WILLIAMS PARTNERS L.P.

COMMON UNITS REPRESENTING LIMITED PARTNER INTERESTS

DEBT SECURITIES

PROSPECTUS

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

The following table sets forth the estimated fees and expenses payable by us in connection with the offering of the securities being registered, other than discounts and commissions.

Item 14.	Other Expenses of Issuance and Distribution.

Securities and Exchange Commission registration fee	$	*
Printing expenses	$	**
Legal fees and expenses	$	**
Accounting fees and expenses	$	**
Transfer agent fees and expenses	$	**
Rating agency fees	$	**
Trustee’s fees and expense	$	**
Miscellaneous	$	**
Total	$	**

*	In accordance with Rules 456(b) and 457(r), the registrant is deferring payment of all of the registration fee.
**	These fees are calculated based on the securities offered and the number of issuances and accordingly cannot be estimated at this time.

Item 15.	Indemnification of Directors and Officers.

Williams Partners, L.P. has no employees, officers or directors, but is managed and operated by the employees, officers and directors of Williams Partners L.P.’s general partner, WPZ GP LLC, and its affiliates.

Subject to any terms, conditions or restrictions set forth in the partnership agreement, Section 17-108 of the Delaware Revised Uniform Limited Partnership Act empowers a Delaware limited partnership to indemnify and hold harmless any partner or other person from and against any and all claims and demands whatsoever. The section of the prospectus entitled “The Partnership Agreement — Indemnification” discloses that we will generally indemnify officers, directors and affiliates of our general partner to the fullest extent permitted by the law against all losses, claims, damages or similar events and is incorporated herein by reference.

Under our partnership agreement, in most circumstances, we will indemnify the following persons, to the fullest extent permitted by law, from and against all losses, claims, damages or similar events:

•	our general partner;

•	any departing general partner;

•	any person who is or was an affiliate of our general partner or any departing general partner;

•	any person who is or was a manager, managing member, director, officer, employee, agent, fiduciary or trustee of our partnership, our subsidiaries, our general partner, any departing general partner or any of their affiliates;

•	any person who is or was serving as a manager, managing member, director, officer, employee, agent, fiduciary or trustee of another person owing a fiduciary duty to us or our subsidiaries;

•	any person who controls our general partner or any departing general partner; and

•	any person designated by our general partner.

Any indemnification under these provisions will only be out of our assets. Unless our general partner otherwise agrees, it will not be personally liable for, or have any obligation to contribute or lend funds or assets to us to enable us to effectuate, indemnification. We may purchase insurance against liabilities asserted against and expenses incurred by persons for our activities, regardless of whether we would have the power to indemnify the person against liabilities under our partnership agreement.

Section 18-108 of the Delaware Limited Liability Company Act provides that, subject to such standards and restrictions, if any, as are set forth in its limited liability company agreement, a Delaware limited liability company may, and shall have the power to, indemnify and hold harmless any member or manager or other person from and against any and all claims and demands whatsoever.

The amended and restated limited liability company agreement of WPZ GP LLC contains the following provisions relating to indemnification of, among others, its officers and directors:

8.2 Right to Indemnification. Subject to the limitations and conditions as provided in this ARTICLE VIII, each Person who was or is made a party or is threatened to be made a party to or is involved in any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or arbitrative or in the nature of an alternative dispute resolution in lieu of any of the foregoing (“Proceeding”), or any appeal in such a Proceeding or any inquiry or investigation that could lead to such a Proceeding, by reason of the fact that such Person, or a Person of which such Person is the legal representative, is or was a Member, a Director or Officer or, in each case, a representative thereof shall be indemnified by the Company to the fullest extent permitted by applicable law, as the same exists or may hereafter be amended (but, in the case of any such amendment, only to the extent that such amendment permits the Company to provide broader indemnification rights than said law permitted the Company to provide prior to such amendment) against judgments, penalties (including excise and similar taxes and punitive damages), fines, settlements and reasonable expenses (including, without limitation, reasonable attorneys’ and experts’ fees) actually incurred by such Person in connection with such Proceeding, appeal, inquiry or investigation (“Loss”), unless (a) such Loss shall have been finally determined by a court of competent jurisdiction to have resulted from such Person’s fraud, intentional misconduct or, in the case of the Sole Member, willful breach of this Agreement or, in the case of any Director or Officer, knowing and intentional breach of this Agreement or (b) in the case of an Officer, such Loss shall have been finally determined by a court of competent jurisdiction to have resulted from such Person’s failure to act in good faith and in a manner reasonably believed to be in or not opposed to the best interests of the Company or other failure to comply with such Officer’s duties pursuant to Section 5.6(d), or such Officer had reasonable cause to believe his or her conduct was unlawful. Indemnification under this ARTICLE VIII shall continue as to a Person who has ceased to serve in the capacity which initially entitled such Person to indemnity hereunder. The rights granted pursuant to this ARTICLE VIII, including the rights to advancement granted under Section 8.3, shall be deemed contract rights, and no amendment, modification or repeal of this ARTICLE VIII shall have the effect of limiting or denying any such rights with respect to actions taken or Proceedings, appeals, inquiries or investigations arising prior to any amendment, modification or repeal. The foregoing indemnification is for the benefit of the Persons identified above acting in the capacities described above and not in any other capacity. The Persons identified above must first seek recovery under any other indemnity or any insurance policies provided by or for the benefit of the Partnership or its Subsidiaries or Minority Subsidiaries (or their respective directors, officers, employees, agents or representatives) by which such Persons are indemnified or covered, as the case may be, but only to the extent that the indemnitor with respect to such indemnity or the insurer with respect to such insurance policy provides (or acknowledges its obligation to provide) such indemnity or coverage on a timely basis, as the case may be. In the event of indemnification under this ARTICLE VIII, the Company shall be subrogated to the extent of such payment to all of the rights of recovery of the Persons identified above, who shall execute all papers required and shall do everything that may be necessary to secure such rights, including the execution of such documents necessary to enable the Company effectively to bring suit to enforce such rights.

We expect that any underwriting agreement to be entered into in connection with the sale of the securities offered pursuant to this registration statement will provide for indemnification by the underwriters of us, our general partner, our general partner’s directors and our general partner’s officers who sign the registration statement, and any person who controls us or our general partner, including indemnification for liabilities under the Securities Act.

Item 16.	Exhibits.

A list of exhibits included as part of this registration statement is set forth in the Exhibit Index, which immediately precedes such exhibits and is incorporated herein by reference.

Item 17.	Undertakings.

(a) The undersigned registrant hereby undertakes:

(1) To file, during, any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

Provided, however, that paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(i) Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement: and

(ii) Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(5) That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv) Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

(d) The undersigned registrant hereby undertakes to make available to each limited partner at least on an annual basis a detailed statement of any transactions with the General Partner or its affiliates, and of fees, commissions, compensation and other benefits paid, or accrued to the General Partner or its affiliates for the fiscal year completed, showing the amount paid or accrued to each recipient and the services performed.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Tulsa, State of Oklahoma, on February 25, 2015.

Williams Partners L.P.
By: WPZ GP LLC, its general partner

By:	/s/ Ted T. Timmermans
Ted T. Timmermans Vice President, Controller and Chief Accounting Officer

POWER OF ATTORNEY

The undersigned directors and officers of WPZ GP LLC hereby constitute and appoint each of Craig L. Rainey, Sarah C. Miller and Robert E. Riley, Jr., each with full power to act and with full power of substitution and resubstitution, our true and lawful attorneys-in-fact and agents with full power to execute in our name and behalf in the capacities indicated below any and all amendments (including post-effective amendments and amendments thereto) to this registration statement and to file the same, with all exhibits and other documents relating thereto and any registration statement relating to any offering made pursuant to this registration statement that is to be effective upon filing pursuant to Rule 462(b) under the Securities Act with the Securities and Exchange Commission and hereby ratify and confirm all that any such attorney-in-fact or his or her substitute shall lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Name	Title	Date

/s/ Alan S. Armstrong Alan S. Armstrong	Director and Chief Executive Officer (Principal Executive Officer)	February 25, 2015

/s/ Donald R. Chappel Donald R. Chappel	Director and Chief Financial Officer (Principal Financial Officer)	February 25, 2015

/s/ Ted T. Timmermans Ted T. Timmermans	Vice President, Controller, and Chief Accounting Officer (Principal Accounting Officer)	February 25, 2015

/s/ H. Brent Austin H. Brent Austin	Director	February 25, 2015

/s/ Frank E. Billings Frank E. Billings	Director	February 25, 2015

/s/ David A. Daberko David A. Daberko	Director	February 25, 2015

/s/ Philip L. Frederickson Philip L. Frederickson	Director	February 25, 2015

/s/ Rory L. Miller Rory L. Miller	Director	February 25, 2015

/s/ Alice M. Peterson Alice M. Peterson	Director	February 25, 2015

/s/ Robert S. Purgason Robert S. Purgason	Director	February 25, 2015

/s/ James E. Scheel James E. Scheel	Director	February 25, 2015

/s/ J. Mike Stice J. Mike Stice	Director	February 25, 2015

EXHIBIT INDEX

Exhibit Number		Description
1.1*	—	Form of Underwriting Agreement.

4.1§	—	Composite Certificate of Limited Partnership of Williams Partners L.P. (filed on February 25, 2015 as Exhibit 3.4 to Williams Partners L.P.’s Annual Report on Form 10-K (File No. 001-34831) and incorporated herein by reference).

4.2§	—	Composite Certificate of Formation of WPZ GP LLC (filed on February 25, 2015 as Exhibit 3.14 to Williams Partners L.P.’s Annual Report on Form 10-K (File No. 001-34831) and incorporated herein by reference).

4.3§	—	Composite First Amended and Restated Agreement of Limited Partnership of Williams Partners L.P. (filed on February 25, 2015 as Exhibit 3.10 to Williams Partners L.P.’s Annual Report on Form 10-K (File No. 001-34831) and incorporated herein by reference).

4.4§	—	Seventh Amended & Restated Limited Liability Company Agreement of WPZ GP LLC, dated as of February 2, 2015 (filed on February 3, 2015 as Exhibit 3.3 to Williams Partners L.P.’s Current Report on Form 8-K (File No. 001-34831) and incorporated herein by reference)

4.5§	—	Indenture, dated as of November 9, 2010, between Williams Partners L.P. and The Bank of New York Mellon Trust Company, N.A., as trustee (filed on November 12, 2010 as Exhibit 4.1 to Williams Partners L.P.’s current report on Form 8-K (File No. 001-32599) and incorporated herein by reference).

4.6*	—	Form of Supplemental Indenture.

5.1†	—	Opinion of Gibson, Dunn & Crutcher LLP.

8.1†	—	Opinion of Andrews Kurth LLP relating to tax matters.

12.1§	—	Statement Regarding Computation of Ratio of Earnings to Fixed Charges for the years ended December 31, 2010, 2011, 2012, 2013 and 2014 (filed on February 25, 2015 as Exhibit 12.1 to Williams Partners L.P.’s current report on Form 8-K (File No. 001-34831) and incorporated herein by reference).

23.1†	—	Consent of Ernst & Young LLP.

23.2†	—	Consent of Deloitte & Touche LLP.

23.3†	—	Consent of PricewaterhouseCoopers LLP.

23.4†	—	Consent of Gibson, Dunn & Crutcher LLP (contained in Exhibit 5.1 hereto).

23.5†	—	Consent of Andrews Kurth LLP (contained in Exhibit 8.1 hereto).

24.1†	—	Power of Attorney (included on signature pages hereto).

25.1†	—	Statement of Eligibility of Trustee on Form T-1 with respect to the Indenture.

†	Filed herewith.
*	To be filed by amendment hereto or as an exhibit to a current report on Form 8-K to be incorporated herein by reference.
§	Each such exhibit has heretofore been filed with the SEC as part of the filing indicated and is incorporated herein by reference.